Exhibit No. 10.1

Execution Version

Certain portions of this exhibit (indicated by

“[*****]”) have been omitted pursuant to

Item 601(b)(10) of Regulation S-K

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS. NOTHING CONTAINED IN THIS TRANSACTION SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE TSA EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE GOOD FAITH NEGOTIATION, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTS CONSISTENT IN ALL MATERIAL RESPECTS WITH THIS TRANSACTION SUPPORT AGREEMENT, INCLUDING THE ATTACHED TERM SHEET, AND THE CLOSING OF THE TRANSACTIONS SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, and any other exhibits, schedules, or annexes attached hereto or thereto), this “Agreement”), dated as of January 12, 2025, is entered into by and among the following parties:1

(a) Sinclair Television Group, Inc., a Delaware corporation (“STG”), and each of its Affiliates listed on Schedule 1 hereto, who are guarantors under the Existing Loan Documents (together with STG, collectively, the “Company”);

(b) the undersigned holders of, or investment or collateral advisors, sub-advisors, or managers of funds or accounts that hold, Term Loan Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company (the Persons in this clause (b), collectively, the “Consenting Term Lenders,” and to the extent identified as backstop parties on their signature pages to this Agreement, collectively, the “Backstop Parties”); and

[1]	Capitalized terms used but not defined in the preamble and recitals of this Agreement have the meanings ascribed to them in Section 1 of this Agreement.

(c) the undersigned holders of, or investment or collateral advisors, sub-advisors, or managers of funds or accounts that hold 4.125% Secured Notes Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company (the Persons in this clause (c) collectively, the “Consenting Noteholders”; and the Consenting Noteholders together with the Consenting Term Lenders, the “Consenting Creditors”).

All Persons that are party to this Agreement or that become a party to this Agreement in accordance with the terms hereof are referred to as the “Parties” and individually as a “Party”.

Recitals

WHEREAS, the Company and the Consenting Creditors have in good faith and at arm’s-length negotiated and agreed to implement certain transactions with respect to the Company’s capital structure consistent with and on the terms set forth in this Agreement, including the term sheet attached hereto as Exhibit A (together with any schedules, annexes, and exhibits attached thereto, and as may be modified in accordance with the terms thereof and Section 13 hereof, the “Term Sheet,” and the transactions described in the Term Sheet, together with any and all other transactions consummated in connection with, or relating to, any of the foregoing, collectively, the “Transactions”); and

WHEREAS, the Parties agree that this Agreement, including all exhibits attached hereto (including the Term Sheet), and the Transactions contemplated thereby, are the product of arm’s-length and good-faith negotiations among all of the Parties.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

Agreement

Section 1. Definitions and Interpretation.

Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Term Sheet. In addition, as used in this Agreement, the following terms have the following meanings:

(a)	“4.125% Secured Noteholders” means the holders of 4.125% Secured Notes Claims.

(b)

“4.125% Secured Notes Claims” means all claims held by the 4.125% Secured Noteholders derived from, based upon, or secured pursuant to the 4.125% Secured Notes Indenture, including any aggregate in principal amount outstanding, plus all interest, fees, expenses, costs, and other charges arising under or related to the Obligations (as defined in the 4.125% Secured Notes Indenture).

(c)

“4.125% Secured Notes Indenture” means that certain Indenture (as in effect on the date hereof) for the 4.125% Senior Secured Notes due 2030, dated as of December 4, 2020, among STG, as Issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee and Notes Collateral Agent.

(d)

“4.125% Secured Notes Trustee” means U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee and Notes Collateral Agent under the 4.125% Secured Notes Indenture.

(e)

“Affiliate” means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(f)	“Ad Hoc Group” means the ad hoc group of Consenting Creditors, as may be reconstituted from time to time, represented by Milbank.

(g)	“Ad Hoc Group Advisors” means, together, Milbank and Perella.

(h)	“Agent” means JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent under the Existing Credit Agreement.

(i)

“AHG 4.125% First-Out Indenture” means the indenture which may be entered into in connection with the consummation of the Transactions to govern the Existing Secured Notes that are exchanged by members of the Ad Hoc Group into AHG 4.125% First-Out Notes in the AHG First-Out Notes Exchange, by and among STG, as issuer, and one or more agents to be agreed, as trustee and notes collateral agent.

(j)

“AHG 5.125% First-Out Indenture” means the indenture which may be entered into in connection with the consummation of the Transactions to govern the Existing 2017 Unsecured Notes that are exchanged by members of the Ad Hoc Group into AHG 5.125% First-Out Notes in the AHG First-Out Notes Exchange, by and among STG, as issuer, and one or more agents to be agreed, as trustee and notes collateral agent.

(k)

“Alternative Transaction” means any reorganization (including, for the avoidance of doubt, a transaction premised on an asset sale or a chapter 11 plan other than one that implements the Transactions, or otherwise), financing, refinancing, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of all or substantially all assets, recapitalization, or restructuring in any jurisdiction anywhere in the world for any entity of the Company in each case that is an alternative to the Transactions, other than (i) the offering, solicitation, negotiation and incurrence of the Other First Out First Lien Debt, the proceeds of which are used to consummate the TLB-2 Refinancing on either the Initial Closing Date or the Subsequent Closing Date, (ii) intercompany transactions between or among the Company and Sinclair and/or any of their respective subsidiaries in the ordinary course and consistent with past practice, and (iii) ordinary course revolving borrowings under the Existing Credit Agreement and transactions not prohibited under the Existing Funded Debt Documents (and not constituting an alternative to the Transactions).

(l)	“Backstop Funding Notice Deadline” shall have the meaning specified in Section 5(a)(vii) hereto.

(m)	“Business Day” means any day other than a day which is a Saturday, Sunday, or legal holiday on which banks in the City of New York are authorized or obligated by Law to close.

(n)

“Causes of Action” means any and all claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, or franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, arising before or on the Initial Closing Date, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise.

(o)	“[*****]” means [*****] or any Person for which it acts as investment advisor or manager.

(p)	“Claims” means any and all claims against the Company, including the Creditor Claims, and/or the Other Claims.

(q)	“Closing Date” means, as the context may require, the Initial Closing Date or the Subsequent Closing Date.

(r)	“Company” has the meaning set forth in the recitals of this Agreement.

(s)	“Consent Solicitations” means the consents described in the Term Sheet under the heading “Exit Consents” in each applicable section of the Term Sheet.

(t)

“Consent Threshold” means (a) Term Lenders holding no less than 79.5% (or such lower percentage that is not lower than 50.1% that the Company may elect) of the aggregate principal amount of, collectively, (A) Revolving Exposures (as defined in the Existing Credit Agreement), (B) Term Loan Claims, and (C) unused Commitments (as defined in the Existing Credit Agreement) (exclusive of Swingline Commitments (as defined in the Existing Credit Agreement)) under the Existing Credit Agreement, and (b) 4.125% Secured Noteholders holding no less than 66.67% of the aggregate principal amount of 4.125% Secured Notes Claims under the 4.125% Secured Notes Indenture, in each case, shall have submitted and not withdrawn all requisite signature pages and consents to the Transactions.

(u)	“Consenting Creditors” has the meaning set forth in the preamble of this Agreement.

(v)	“Consenting Noteholders” has the meaning set forth in the preamble of this Agreement.

(w)	“Consenting Term Lenders” has the meaning set forth in the recitals of this Agreement.

(x)	“Covered Claims” means, with respect to any Consenting Creditor, those Claims over which such Consenting Creditor has investment authority to cause to participate in the Transactions.

(y)

“Covered Affiliate” means, with respect to any Consenting Creditor, each Affiliate of such Consenting Creditor over which such Consenting Creditor has the authority to cause to participate in the Transactions.

(z)	“Creditor Claims” means the 4.125% Secured Notes Claims and the Term Loan Claims.

(aa)

“Definitive Documents” means all documents (including any other related agreements, instruments, schedules, or exhibits) that are contemplated by this Agreement (including the Term Sheet) or that may otherwise be necessary to implement, or otherwise relate to the Transactions, including the applicable Definitive Loan Documents and the applicable Definitive Notes Documents, which Definitive Documents must be consistent in all material respects with the Term Sheet and this Agreement and shall otherwise be (A) in form and substance reasonably acceptable to the Company and (B) in form and substance reasonably acceptable to the Requisite Consenting Creditors, it being agreed that the exhibits attached hereto (including the Term Sheet) are acceptable to the Parties.

(bb)

“Definitive Loan Documents” means the First Lien Credit Agreement and the Third Lien Credit Agreement, together with any related notes, certificates, agreements, security agreements, guarantees, priority, waterfall, subordination or other intercreditor provisions or agreements and any other related documents, agreements, instruments, term sheets, schedules or exhibits.

(cc)

“Definitive Notes Documents” means the Second Out First Lien Indenture, the Second Lien Indenture, the AHG 4.125% First-Out Indenture, the AHG 5.125% First-Out Indenture and Supplemental Indenture No. 1, together with any related notes, certificates, agreements, security agreements, guarantees, priority, waterfall, subordination or other intercreditor provisions or agreements and any other related documents, agreements, instruments, term sheets, schedules or exhibits.

(dd)

“Equity Interests” means, with respect to any Person, (i) any capital stock (including common stock and preferred stock), limited liability company interests, partnership interests, or other equity, ownership, beneficial, or profits interests of such Person, and (ii) any options, warrants, securities, stock appreciation rights, phantom units, incentives, commitments, calls, redemption rights, repurchase rights, or other agreements, arrangements, or rights of any kind that are convertible into, exercisable, or exchangeable for, or otherwise permit any Person to acquire, any capital stock (including common stock and preferred stock), limited liability company interests, partnership interests, or other equity, ownership, beneficial, or profits interests of such Person.

(ee)

“Exchange Offers” means the Term Loan Exchanges, the Existing Secured Notes Exchange, the Identified Holder Existing Secured Notes Exchange and the AHG First-Out Note Exchanges described in the Term Sheet under the heading “Transactions Overview”.

(ff)

“Existing Credit Agreement” means that certain Seventh Amended and Restated Credit Agreement (as in effect on the date hereof), dated as of August 23, 2019, among STG, as borrower, the guarantor parties thereto, the Agent and the Lenders (as defined therein).

(gg)	“Existing Debt” means the Existing Term Loans and the Existing Secured Notes.

(hh)	“Existing Funded Debt Documents” means the Existing Credit Agreement and the 4.125% Secured Notes Indenture.

(ii)

“Existing Loan Documents” means, collectively, the Existing Credit Agreement, the other “Loan Documents” (as defined therein), and all documents and agreements executed in connection therewith (in each case, as in existence on the date hereof).

(jj)

“First Lien Credit Agreement” means one or more credit agreements to be entered into in connection with the consummation of the Transactions to govern the applicable First Out First Lien Credit Facilities and the Second Out First Lien Term Loans, by and among STG, as borrower, the guarantor parties thereto, the Agent and the Lenders (as defined in the First Lien Credit Agreement).

(kk)

“Governmental Entity” means any applicable federal, state, local or foreign government or any agency, bureau, board, commission, court or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal or other instrumentality thereof, or any self-regulatory organization.

(ll)

“Initial Closing Date” means the first date upon which the incurrence of Other First Out First Lien Debt (solely to the extent the Company incurs such indebtedness) or the First Out First Lien Term Loan (solely to the extent the Company elects to borrow under the Backstop Commitment on the Initial Closing Date), the TLB-3 Exchange, the TLB-4 Exchange, and the Identified Holder Existing Secured Notes

Exchange are consummated and (x) to the extent the TLB-2 Refinancing will be consummated on the Initial Closing Date, the AHG Bond Repurchases are consummated or (y) to the extent the TLB-2 Refinancing will not be consummated on the Initial Closing Date, the TLB-2 Exchange and either, at the Company’s election, (i) the AHG First-Out Notes Exchanges or (ii) the AHG Bond Repurchases are consummated, as further described in the Term Sheet.

(mm)	“Interests” means any Equity Interests in the Company.

(nn)	“Involuntary Proceeding” means the commencement of an involuntary case against the Company under title 7 or title 11 of the United States Code.

(oo)	“Joinder Agreement” means a joinder agreement substantially in the form of the joinder agreement attached to this Agreement as Exhibit C.

(pp)

“Law” means, in any applicable jurisdiction, any applicable statute or law (including common law), ordinance, rule, treaty, code or regulation and any decree, injunction, judgment, order, ruling, assessment, writ or other legal requirement, in any such case, of any applicable Governmental Entity.

(qq)	“Milbank” means Milbank LLP, as counsel to the Ad Hoc Group.

(rr)	“Olshan” means Olshan Frome Wolosky LLP, as counsel to [*****].

(ss)	“Other Claims” means any and all Claims against the Company or any of their Affiliates, other than any Creditor Claims.

(tt)	“Outside Date” means fifteen (15) Business Days after the Backstop Funding Notice Deadline, as may be extended by agreement between the Requisite Consenting Creditors and the Company.

(uu)	“Perella” means Perella Weinberg Partners LP, as financial advisor to the Ad Hoc Group.

(vv)	“Perella Fee Letter” means the letter dated January 12, 2025, among Perella, Milbank and the Company.

(ww)	“Permitted Transfer” means a transfer of any Creditor Claim that meets the requirements of Section 6.

(xx)	“Permitted Transferee” means each transferee of any Creditor Claim who meets the requirements of Section 6.

(yy)

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Entity, or any legal entity or association.

(zz)

“Qualified Marketmaker” means an entity that (i) holds itself out to the market as standing ready in the ordinary course of business to purchase from and sell to customers Creditor Claims, or enter with customers into long and/or short positions in Creditor Claims, in its capacity as a dealer or market maker in such Creditor Claims, and (ii) is in fact regularly in the business of making a market in claims, interests and/or securities of issuers or borrowers.

(aaa)

“Receiver Order” means a ruling, judgment or order that appoints, or that authorizes or permits, the taking of possession by, a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or the property or assets of the Company.

(bbb)

“Related Fund” means, with respect to a Consenting Creditor, any fund, account, or investment vehicle that is controlled, advised, sub-advised and/or managed by (i) such Consenting Creditor, (ii) an Affiliate of such Consenting Creditor, or (iii) an investment or collateral advisor, sub-advisor, manager, or other similar entity with respect to such Consenting Creditor or any Affiliate of such investment manager, advisor, sub-advisor, or other similar entity, in each case, to the extent that such entity can be legally bound to this Agreement.

(ccc)

“Released Party” means each of the following, solely in its capacity as such: (i) the Company; (ii) the Consenting Creditors; (iii) with respect to each of the foregoing Persons in clauses (i) and (ii), each of such Person’s current and former Affiliates; and (iv) with respect to each of the foregoing Persons in clauses (i) through (iii), each of such Person’s Representatives.

(ddd)

“Releasing Party” means each of the following, solely in its capacity as such: (i) the Company; (ii) the Consenting Creditors; (iii) the Company’s current and former Affiliates; and (iv) with respect to each of the foregoing Persons in clauses (i) through (iii), each of such Person’s Representatives.

(eee)

“Representatives” means, with respect to any Person, such Person’s current and former directors, managers, officers, principals, members, partners, limited partners, general partners, managed accounts or funds, fund advisors, investment advisors, collateral advisors, investment managers, investment vehicles, investors, employees, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, agents, advisory board members, financial advisors, attorneys, accountants, independent contractors, investment bankers, consultants, industry advisors, operational advisors, representatives and other professionals.

(fff)

“Requisite Consenting Creditors” means, as of any date of determination, the Consenting Creditors who own or control as of such date at least a majority of the aggregate principal amount of the following clauses combined: (i) Term Loan Claims that are Covered Claims owned or controlled by all of the members of the Ad Hoc Group in the aggregate as of such date and (ii) 4.125% Secured Note

Claims that are Covered Claims owned or controlled by [*****] in the aggregate as of such date; provided that the Requisite Consenting Creditors must include holders of at least a majority of the aggregate principal amount of the Term Loan Claims that are owned or controlled by all of the members of the Steering Committee at such date of determination.

(ggg)	“Revolving Lenders” means the “Revolving Lenders” under and as defined in the Existing Credit Agreement.

(hhh)	“SBG” means Sinclair Broadcast Group, LLC, a Maryland limited liability company.

(iii)

“Second Lien Indenture” means the indenture to be entered into in connection with the consummation of the Transactions to govern the Second Lien Notes, by and among STG, as issuer, and one or more agents to be agreed, as trustee and notes collateral agent.

(jjj)

“Second Out First Lien Indenture” means the indenture to be entered into in connection with the consummation of the Transactions to govern the Second Out First Lien Notes, by and among STG, as issuer, and one or more agents to be agreed, as trustee and notes collateral agent.

(kkk)	“Securities Act” means the Securities Act of 1933, as amended, and including any rule or regulation promulgated thereunder.

(lll)	“Sinclair” means Sinclair, Inc., a Maryland corporation.

(mmm)	“Steering Committee” means the Consenting Creditors listed in the schedules hereto.

(nnn)

“Subsequent Closing Date” means the date following the Initial Closing Date upon which the First Out First Lien Term Loan (solely to the extent the Company elects to borrow under the Backstop Commitment after the Initial Closing Date) and/or the TLB-2 Refinancing is consummated, and, to the extent the AHG First-Out Notes Exchanges occurred on the Initial Closing Date, the AHG Bond Repurchases are consummated, as further described in the Term Sheet.

(ooo)	“Supplemental Indenture No. 1” means the Supplemental Indenture No. 1 to the 4.125% Secured Notes Indenture to be entered into in connection with the consummation of the Transactions.

(ppp)

“Support Period” means, with respect to any Party, the period commencing on the TSA Effective Date applicable to such Party and ending on the date on which this Agreement is terminated in accordance with Section 7.

(qqq)	“Term Lenders” means the “Term Lenders” under and as defined in the Existing Credit Agreement.

(rrr)

“Term Loan Claims” means all claims held by the Term Lenders derived from, based upon, or secured pursuant to the Existing Loan Documents, including the aggregate principal amount outstanding, plus all interest, fees, expenses, costs, and other charges arising under or related to the Secured Obligations (as defined in the Existing Credit Agreement).

(sss)	“Term Sheet” has the meaning set forth in the recitals of this Agreement.

(ttt)	“Third Lien Credit Agreement” means the Existing Credit Agreement, as amended, restated or otherwise modified in connection with the consummation of the Transactions.

(uuu)	“Transactions” has the meaning set forth in the recitals to this Agreement.

(vvv)

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate (other than participations where the transferee thereof does not acquire any voting or investment control), donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

(www)	“Transfer Agreement” means a transfer agreement substantially in the form of the transfer agreement attached to this Agreement as Exhibit B.

(xxx)	“Transferee” has the meaning ascribed to such term in Section 6.

(yyy)	“TSA Effective Date” has the meaning set forth in Section 2.

The Term Sheet is expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The Term Sheet sets forth the material terms and conditions of the Transactions; provided, however, the Term Sheet is supplemented by the terms and conditions of this Agreement and is subject to completion of the Definitive Documents in all respects.

Section 2. Effectiveness.

This Agreement shall become effective and binding on the Parties on the date (the “TSA Effective Date”) that all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a) STG (on behalf of the Company) shall have executed and delivered a counterpart signature page of this Agreement to counsel to each of the Parties;

(b) the Consenting Term Lenders holding in the aggregate at least 79.5% of the Term Loan Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company; provided, that signature pages executed by Consenting Term Lenders shall be delivered to (i) other Consenting Creditors in a redacted form that removes such Consenting Term Lenders’ holdings of Term Loan Claims, and (ii) the Company, the advisors to the Company, and (solely with respect to members of the Ad Hoc Group and on a professional eyes only basis) the Ad Hoc Group Advisors in an unredacted form; provided, further, that such recipients shall not disclose the unredacted signature pages other than as provided hereby and shall keep such unredacted signature pages in strict confidence, except as required by law;

(c) the Consenting Noteholders holding in the aggregate at least 74.8% of the 4.125% Secured Notes Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company in respect of their 4.125% Secured Notes Claims that constitute Covered Claims; provided, that signature pages executed by Consenting Noteholders shall be delivered to (i) other Consenting Creditors in a redacted form that removes such Consenting Noteholders’ holdings of 4.125% Secured Notes Claims, and (ii) the Company, the advisors to the Company, and (solely with respect to members of the Ad Hoc Group and on a professional eyes only basis) the Ad Hoc Group Advisors in an unredacted form; provided, further, that such recipients shall not disclose the unredacted signature pages other than as provided hereby and shall keep such unredacted signature pages in strict confidence, except as required by law; and

(d) the Company shall have paid all reasonable and documented fees and out of pocket expenses of Milbank and all reasonable and documented out of pocket expenses of Perella required to be paid or reimbursed by the Company pursuant to the Perella Fee Letter, in each case for which an invoice has been received by the Company on or before the date that is two (2) Business Days prior to the TSA Effective Date.

This Agreement shall be effective from the TSA Effective Date until validly terminated pursuant to the terms set forth in Section 7. To the extent that a signatory to this Agreement holds, as of the date hereof or thereafter, multiple Claims or Interests in the Company, such Party shall be deemed to have executed this Agreement in its respective capacity as a holder of all such Claims and Interests as is provided for herein and solely to the extent provided herein, and this Agreement shall apply severally to such Party with respect to each such Claim or Interest held by such Party.

For the avoidance of doubt, this Agreement may be executed by (i) any fund or account that has investment authority over Covered Claims or (ii) an investment or collateral advisor, sub-advisor, manager or other similar entity with respect to such fund or account with equal effect.

Section 3. Definitive Documents.

The Definitive Documents remain subject to negotiation in good faith and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent in all material respects with the Term Sheet and this Agreement, as may be modified, amended, or supplemented pursuant to Section 13 hereof.

Section 4. Agreements of the Consenting Creditors.

(a)

Transaction Support. During the Support Period, subject to the terms and conditions hereof, each Consenting Creditor agrees, severally and not jointly, with respect to all Covered Claims held, that it shall (and shall cause its Covered Affiliates to):

(i)

solely in respect of the Backstop Parties, fund, on the Initial Closing Date or the Subsequent Closing Date as set forth in the applicable Backstop Funding Notice (provided that such date is not later than the Outside Date), the aggregate principal amount of the First Out First Lien Term Loan set forth opposite such Consenting Creditor’s name on Schedule 2 hereto (provided that, at STG’s option, such amount shall be increased by an amount necessary to fund such Backstop Party’s pro rata portion of any TLB-5 Increase, it being agreed that the Backstop Parties shall not be obligated to fund the TLB-5 Increase in cash but rather may fund the TLB-5 Increase by including such amount as additional principal under the TLB-5), subject only to the conditions set forth in Section 10 (the “Backstop Commitment”);

(ii)

tender or exchange, as applicable (or use commercially reasonable efforts to cause to be tendered or exchanged, as applicable), into the applicable Exchange Offers and consent (or use commercially reasonable efforts to cause to be consented) in the applicable Consent Solicitations, and take all such other actions reasonably necessary to participate in and consent to the applicable Exchange Offers and applicable Consent Solicitations with respect to all of its Existing Debt that constitutes Covered Claims, in accordance with the applicable procedures set forth in the Exchange Offers and Consent Solicitations, in any event prior to the deadlines set forth in the Exchange Offers and Consent Solicitations or any Definitive Documents relating thereto;

(iii)	negotiate in good faith the applicable Definitive Documents consistent in all material respects with the Term Sheet and this Agreement;

(iv)

execute, deliver, perform its obligations under, implement, and consummate the transactions contemplated by the applicable Definitive Documents that are consistent in all material respects with the Term Sheet and this Agreement to which it is required to be a party;

(v)

use commercially reasonable efforts to support and take all commercially reasonable actions necessary or reasonably requested by the Company to facilitate the consummation of the Transactions in accordance with the terms, conditions, and applicable deadlines set forth in this Agreement and the Term Sheet;

(vi)

use commercially reasonable efforts to obtain additional support for the Transactions (in the form of Joinder Agreements) from holders of Creditor Claims that are not Consenting Creditors as is necessary for purposes of satisfying the Consent Threshold; and

(vii)

give any customary notice, order, instruction, indemnity or direction to the Agent or the 4.125% Secured Notes Trustee necessary to give effect to the Transactions; provided that any indemnity shall be limited to an indemnity reasonably requested by the 4.125% Secured Notes Trustee (if any) for breaches of such Consenting Creditor’s individual representations and warranties set forth in any consent reasonably requested by the 4.125% Secured Notes Trustee).

Unless otherwise expressly set forth herein or in the Term Sheet, no Consenting Creditor or any of its Covered Affiliates shall be required to incur, assume, become liable in respect of, or suffer to exist any expenses, liabilities, or other obligations, or agree to or become bound by any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to such Consenting Creditor or Covered Affiliate.

(b)	Negative Commitments.

(i)

During the Support Period, subject to the terms and conditions hereof, each Consenting Creditor agrees, severally, and not jointly, in respect of all Covered Claims held, that it shall not, and shall cause its Covered Affiliates not to, directly or indirectly:

(A)	object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Transactions;

(B)	solicit, initiate, encourage, propose, or otherwise agree to, support, endorse, or approve any Alternative Transaction;

(C)

initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to this Agreement or the Transactions contemplated herein against the Company or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(D)	exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims against the Company;

(E)	object to, delay, impede, or take any other action to interfere with the Company’s ownership and possession of their assets, wherever located;

(F)

provide direction or otherwise cause the Agent or the 4.125% Secured Notes Trustee to object to, delay, impede or take any other action to oppose or interfere, directly or indirectly, in any material respect with the approval, acceptance or implementation of the Transactions;

(G)

direct the Agent or the 4.125% Secured Notes Trustee, as the case may be, to take any action nor solicit, encourage, or support any other person to take any action inconsistent with such Consenting Creditor’s obligations under this Agreement;

(H)

(A) take any action, directly or indirectly, that would reasonably be expected to prevent, interfere with, materially delay, or impede the consummation of the Transactions; (B) directly or indirectly propose, file, support, vote for, consent to, or take any other action in furtherance of the negotiation of any Alternative Transaction; or (C) direct, or direct any other person to, take any action that would, or would reasonably be expected to, breach this Agreement, or object to, or materially and intentionally delay, or take any other negative action, directly or indirectly, to interfere with the implementation of the Transactions; or

(I)

direct, or direct any other person to, exercise any right or remedy for the enforcement, collection, or recovery of any of the Creditor Claims against the Company, including in connection with any payment obligations of the Company under the Existing Funded Debt Documents that come due during the Support Period or would, as the result of an enforcement of rights or remedies, come due, other than (i) in accordance with this Agreement and/or the Definitive Documents or (ii) in connection with (a) any regularly scheduled interest payments or (b) mandatory prepayments;

provided, however, nothing herein shall limit (i) the rights and remedies of the Consenting Creditors or any of their Covered Affiliates under this Agreement or (ii) the ability of the Consenting Creditors or any of their Covered Affiliates to participate in the incurrence of any Other First Out First Lien Debt as a lender or investor.

Section 5. Agreements of the Company.

(a)	Transaction Support. During the Support Period, subject to the terms and conditions of this Agreement, the Company agrees that it shall:

(i)	negotiate in good faith the applicable Definitive Documents consistent in all material respects with the Term Sheet and this Agreement;

(ii)

execute, deliver, perform its obligations under, implement, and consummate the transactions contemplated by the applicable Definitive Documents that are consistent in all material respects with the Term Sheet and this Agreement to which it is required to be a party;

(iii)

use commercially reasonable efforts to support and take all commercially reasonable actions necessary or reasonably requested by the Consenting Creditors to facilitate the consummation of the Transactions in accordance with the terms, conditions, and applicable deadlines set forth in this Agreement, the Term Sheet and the other Definitive Documents, as applicable;

(iv)

complete the preparation, as soon as reasonably practicable after the TSA Effective Date, of each of the Definitive Documents necessary to implement the Transactions under Section 3 and subject to and in accordance with Section 3, obtain the written consent (email from applicable counsel being sufficient) of the Requisite Consenting Creditors to the form and substance of each of the Definitive Documents as required hereunder;

(v)

notify the Ad Hoc Group Advisors within two (2) Business Days after obtaining actual knowledge thereof of (A) any breach by the Company in any respect of any of its obligations, representations, warranties or covenants set forth in this Agreement or any other Definitive Document; or (B) the happening or existence of any event that shall have made any of the conditions precedent set forth in Section 10 herein incapable of being satisfied prior to the Outside Date;

(vi)	support and use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals to consummate the Transactions;

(vii)

if it wishes to exercise the right to require the Backstop Parties to fund all of their Backstop Commitments, give notice (the “Backstop Funding Notice”) to such Backstop Parties of such exercise in accordance with Section 21 to the Backstop Parties of such election at or before 11:59 p.m. (Eastern time) on the date that is eight (8) weeks after the TSA Effective Date (such date and time, the “Backstop Funding Notice Deadline”). Any closing of the funding of the Backstop Commitments, which amounts may be reduced as described in the Term Sheet under “First Out First Lien Credit Facilities – Facility Size,” shall occur no later than the Outside Date. The Backstop Commitments will expire as of immediately after the Backstop Funding Notice Deadline if no Backstop Funding Notice is given with respect to all then outstanding Backstop Commitments by the Backstop Funding Notice Deadline; and

(viii)

if requested by a Backstop Party, (A) cause JPMorgan Chase Bank, N.A., an affiliate thereof, or a comparable national financial institution (such institution, the “Fronting Bank”), to fund, subject to compliance with applicable law, solely for the purpose of facilitating the Transactions, all of such Backstop Party’s Backstop Commitment as set forth in the Backstop Funding Notice for a period of no less than forty-eight (48) hours and (B) pay any fees required to obtain such services from the Fronting Bank.

(b)	Negative Commitments.

(i)	During the Support Period, subject to the terms and conditions hereof, the Company shall not, without the prior written consent of the Requisite Consenting Creditors directly or indirectly:

(A)	object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Transactions;

(B)	take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, and consummation of the Transactions described in, this Agreement;

(C)

consummate the Transactions unless each of the conditions to the consummation of the Transactions set forth in this Agreement and/or the Definitive Documents have been satisfied (or waived by the applicable Persons in accordance with Section 13); and

(D)

announce publicly, or announce to any of the Parties or other holders of Claims and Interests, its intention not to support the Transactions or solicit, initiate, encourage, or propose any Alternative Transaction or take any other action in the negotiation of any Alternative Transaction;

provided, however, nothing herein shall limit the rights and remedies of the Company under Section 7 and Section 15 of this Agreement.

Section 6. Transfer of Interests and Securities

(a)

During the Support Period, no Consenting Creditor shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in any Covered Claims to any party, unless: (i) the transferee executes and delivers to counsel to the Company, at or before closing of the proposed Transfer, a Transfer Agreement, or (ii) the transferee is a Consenting Creditor and the transferee provides notice of such Transfer (including the amount and type of Creditor Claim Transferred) to counsel to the Company at or before the time of the proposed Transfer, it being understood that any such transferee, as a Consenting Creditor already, will be bound to support the Transactions with those acquired holdings as well. In addition, any Backstop Party may Transfer all or a portion of its Backstop Commitments to another Consenting Creditor that is a Backstop Party, or, with the prior written consent of the Company, which shall not be unreasonably withheld, condition or delayed, to (i) Affiliates or Related Funds of such Consenting Creditor or (ii) to any other party.

(b)

Upon compliance with the requirements of Section 6(a), (i) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Covered Claims and (ii) the transferee shall be deemed to be a Consenting Creditor under this Agreement with respect to such transferred Covered Claims. Any Transfer in violation of Section 6(a) shall be deemed null and void ab initio and of no force or effect until such a Transfer Agreement is executed and effective.

(c)

This Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Creditor Claims; provided, however, that (i) such additional Creditor Claims shall automatically and immediately upon acquisition by a Consenting Creditor be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company or counsel to the Consenting Creditors) and (ii) such Consenting Creditor must provide notice of such acquisition (including the amount and type of Creditor Claim acquired) to counsel to the Company within five (5) Business Days after such acquisition.

(d)

This Section 6 shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any of its Creditor Claims. Notwithstanding anything to the contrary herein, to the extent the Company and another Party have entered into a confidentiality agreement, the terms of such confidentiality agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such confidentiality agreements.

(e)

Notwithstanding Section 6(a), a Qualified Marketmaker that acquires any Creditor Claims with the purpose and intent of acting as a Qualified Marketmaker for such Creditor Claims shall not be required to execute and deliver a Transfer Agreement in respect of such Creditor Claims if: (i) such Qualified Marketmaker subsequently transfers such Creditor Claims (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor, (ii) the transferee otherwise is a Permitted Transferee under Section 6(a), (iii) the Transfer otherwise is permitted under Section 6(a), and (iv) the acquisition of the Creditor Claims by such Qualified Marketmaker occurs at least ten (10) Business Days prior to the Initial Closing Date. To the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Creditor Claims that the Qualified Marketmaker acquires from a holder of Creditor Claims who is not a Consenting Creditor without the requirement that the transferee be a Permitted Transferee.

(f)

The Company understands that the Consenting Creditors are engaged in a wide range of financial services and businesses, and, in light of the foregoing, the Company acknowledges and agrees that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or the deal team within the business group(s) of the Consenting Creditor that principally manage and/or supervise the Consenting Creditor’s Covered Claims, and shall not apply to any other trading desk, deal team, or business group of the Consenting Creditor, so long as they are not acting at the direction or for the benefit of such Consenting Creditor, or in connection with such Consenting Creditor’s investment in its Covered Claims.

(g)

Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Consenting Creditor that is a Qualified Marketmaker before the occurrence of conditions giving rise to the effective date for the obligations and the support hereunder, such Consenting Creditor shall be a Consenting Creditor hereunder solely with respect to the Creditor Claims listed on such signature pages and shall not be required to comply with this Agreement for any other Creditor Claims it may hold from time to time in its role as a Qualified Marketmaker.

(h)

Notwithstanding anything to the contrary in this Section 6, the restrictions on Transfers set forth in this Section 6 shall not apply to the grant of any liens or encumbrances on any Claims and Interests (including Claims and Interests in favor of (i) a bank or broker-dealer holding custody of such Claims and Interests or (ii) any lenders, noteholder, agent, or trustee to secure obligations under indebtedness issued or held by a managed fund or account, including related to any collateralized loan obligation and its fund structuring or the issuance of any notes or any similar instruments related thereto) in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Claims and Interests.

(i)

It is understood and agreed by each of the Parties hereto that, no Backstop Party shall be relieved, released or novated from its obligations in respect of the First Out First Lien Term Loan (including its Backstop Commitment and obligation to fund the First Out First Lien Term Loan on the Initial Closing Date or the Subsequent Closing Date) in connection with any syndication, assignment or participation of the First Out First Lien Term Loan or the other financings contemplated hereby (including any Other First Out First Lien Debt) until after the initial funding under the First Out First Lien Term Loan on the Initial Closing Date or the Subsequent Closing Date has occurred without the prior written consent of the Company and each of the Backstop Parties (and any purported assignment without such consent will be null and void).

(j)

Notwithstanding anything in this Section 6 to the contrary, any Transfer by [*****] of its 4.125% Secured Notes Claims shall require the prior written consent of the Company and, in addition to compliance with the requirements of Section 6(a), shall require the agreement of any transferee thereof to the exchange of such 4.125% Secured Notes Claims into Second Lien Notes, and any subsequent Transfer of such 4.125% Secured Notes Claims by the holders thereof shall require the prior written consent of the Company.

Section 7. Termination of Agreement.

(a)

Automatic Termination. This Agreement shall terminate automatically, without any further action required by any Party, upon the occurrence of the earlier of the Subsequent Closing Date and the Outside Date.

(b)

Consenting Creditor Termination Events. On any date prior to the Outside Date, this Agreement may be terminated by the Requisite Consenting Creditors by the delivery to each of the other Parties of a written notice in accordance with Section 21, stating in reasonable detail the basis for such termination, upon the occurrence and continuation of any of the following events:

(i)

the breach in any material respect (or in any respect, if the relevant provision is qualified as to materiality) by the Company of any of the representations, warranties, or covenants of the Company set forth in this Agreement, in each case that remains uncured for a period of five (5) Business Days after the Requisite Consenting Creditors transmit a written notice in accordance with Section 21 hereof detailing any such breach;

(ii)

the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of or rendering illegal the Transactions or any material portion thereof, and such ruling, judgment, or order has not been reversed or vacated within thirty (30) days after such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(iii)

the Company publicly announces, or announces to any of the Parties or other holders of Claims and Interests, its intention to withdraw from the Transactions or not to support the Transactions or to support an Alternative Transaction;

(iv)

the Company, without the consent of the Requisite Consenting Creditors (A) commences a voluntary case under the Bankruptcy Code; (B) consents to the appointment of, or taking possession by, a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or the property or assets of the Company; (C) seeks any arrangement, adjustment, protection or relief of its debts; or (D) makes any general assignment for the benefit of its creditors;

(v)

(A) the commencement of an Involuntary Proceeding against the Company (provided that such Involuntary Proceeding is not dismissed within a period of thirty (30) days after the commencement thereof) or (B) a court of competent jurisdiction enters a Receivership Order; provided that this termination right may not be exercised by any Party that sought or requested to terminate their obligations under this Agreement if such Party commenced such Involuntary Proceeding or sought such Receiver Order; or

(vi)

the Company fails to pay (i) all reasonable and documented fees and out of pocket expenses of Milbank when due or (ii) all reasonable and documented fees (which shall be due and payable on the Initial Closing Date) or out of pocket expenses of Perella required to be paid or reimbursed by the Company pursuant to the Perella Fee Letter, and such failure to pay remains uncured for a period of two (2) Business Days.

(c)

Company Termination Events. On any date prior to the Outside Date, this Agreement may be terminated by the Company by the delivery to each of the other Parties of a written notice in accordance with Section 21, stating in reasonable detail the reasons for such termination, upon the occurrence and continuation of any of the following events:

(i)

the breach in any material respect (or in any respect, if the relevant provision is qualified as to materiality) by a Consenting Creditor of any of the representations, warranties, or covenants of the Consenting Creditor set forth in this Agreement such that the ownership or control of Creditor Claims by non-breaching Consenting Creditors does not continue to meet the Consent Threshold and such breach remains uncured for a period of five (5) Business Days after the Company transmits a written notice in accordance with Section 21 hereof detailing any such breach; or

(ii)

the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of or rendering illegal the Transactions or any material portion thereof, and such ruling, judgment, or order has not been reversed or vacated within thirty (30) days after such issuance; provided, that this termination right may not be exercised by any Party that sought or requested (either itself or through an Affiliate thereof) such ruling or order in contravention of any obligation set out in this Agreement.

(d)

Mutual Termination. This Agreement may be terminated by mutual agreement of the Company and the Consenting Creditors upon the receipt of written notice delivered in accordance with Section 21. No Party shall be entitled to exercise a termination right afforded to it under this Agreement where that Party’s action is required to satisfy a condition, or whose act, or failure to act, gives rise to a breach or a failure of a condition, in each case, that gives rise to such termination right.

(e)	Effect of Termination.

(i)	The earliest date on which termination of this Agreement is effective in accordance with this Section 7 shall be referred to as a “Termination Date.”

(ii)

Except as provided in Section 16, upon the occurrence of the Termination Date or a termination pursuant to Section 7, all Parties’ obligations under this Agreement shall be terminated effective immediately and, in each case, such Party or Parties shall be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided that in no event shall any such termination relieve a Party from any obligations under this Agreement which expressly survive termination pursuant to Section 16 or a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. Upon any Termination Date, any direction or consent given by a Consenting Creditor prior to such termination shall automatically be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Transactions and this Agreement or otherwise, and such directions and consents may be changed (without the need to seek an order of a court of competent jurisdiction or consent from the Company or any other applicable Party allowing such change).

(iii)

Promptly after the termination of this Agreement pursuant to Section 7(a) (other than as a result of a failure of the Closing Date to occur primarily as a result of a breach in any material respect (or in any respect, if the relevant provision is qualified as to materiality) of this Agreement by the Consenting Creditors), Section 7(b)(i), Section 7(b)(iii), Section 7(b)(iv), or Section 7(c)(ii), the Company shall pay (a) all reasonable and documented fees and out of pocket expenses of Milbank, (b) all reasonable and documented out of pocket expenses of Perella required to be paid or reimbursed by the Company pursuant to the Perella Fee Letter, and (c) all reasonable and documented fees and out of pocket expenses of Olshan.

Section 8. Definitive Documents; Good Faith Cooperation; Further Assurances.

Subject to, and without limiting the terms and conditions described herein, during the Support Period, each Party, severally and not jointly, hereby covenants and agrees to reasonably cooperate with each other in good faith in connection with the negotiation, drafting, execution and delivery (in the case of execution and delivery, to the extent such Party is a party thereto) of the Definitive Documents in accordance with Section 3. Furthermore, subject to and without limiting the terms and conditions hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings and executing and delivering any other necessary agreements or instruments.

Section 9. Representations and Warranties.

(a)

Mutual Representations and Warranties. Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct, and complete as of the date hereof (or as of the date such Party becomes a party hereto):

(i)

such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has, as applicable, all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder, and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by, as applicable, all necessary corporate, limited liability company, partnership, or other similar action on its part;

(ii)

the execution, delivery, and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule, or regulation applicable to it, its charter, or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of, or constitute a default under any material contractual obligation to which it is a party (after giving effect to the Transactions as contemplated hereby);

(iii)

the execution, delivery, and performance by such Party of this Agreement, except as expressly provided in this Agreement (including the applicable Term Sheet), does not and will not require the consent or approval by any other person or entity, except for any consent or approval obtained prior to, or contemporaneously with, the TSA Effective Date (including the consents and approvals provided for herein and in the Definitive Documents);

(iv)

this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of a court of competent jurisdiction;

(v)

although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of a chapter 11 plan of reorganization or an offering of securities, each Party acknowledges, agrees, and represents to the other Parties that it (i) is (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, or (B) not a U.S. person as defined in Regulation S of the Securities Act; (ii) has such knowledge and experience in financial and business matters that such Party is capable of evaluating the merits and risks of the securities to be acquired by it pursuant to the Transactions and understands and is able to bear any economic risks with such investment; (iii) has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify such information; (iv) is acquiring the securities contemplated by this Agreement for investment for its own account, and not with the view to or for distribution or resale in violation of the Securities Act and any applicable state securities or “blue sky” Laws, and has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities or “blue sky” Laws (this representation and warranty not limiting such Party’s right to sell such securities in compliance with applicable federal and state securities laws); (v) understands that the securities contemplated by this Agreement have not been registered under the Securities Act as of the date hereof and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act; and (vi) is not acquiring the securities contemplated by this Agreement as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media; or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and

(vi)

each Party acknowledges for the benefit of the Company (including for the benefit of any person acting on behalf of any of the Company, including any financial or other advisor of any of the foregoing) that (i) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the Transactions contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Party to evaluate the merits and risks of the acquisition of the Transaction contemplated hereby, and (ii) it has made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, business and financial considerations with respect to the Company and the Transactions (including in connection with its participation in any of the Transactions contemplated hereby), without reliance on any statement of any other Party or Entity (or such other Party’s or Entity’s financial or other advisors).

(b)

Consenting Creditors’ Representations and Warranties. Each Consenting Creditor, severally and not jointly, represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Creditor becomes a party hereto), such Consenting Creditor:

(i)	is the beneficial owner of the aggregate principal amount of Creditor Claims set forth below its name on the signature page hereof;

(ii)

such Creditor Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, in each case that would adversely affect such Consenting Creditor’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; provided that Claims and Interests in favor of (i) a bank or broker-dealer holding custody of Claims and Interests or (ii) any lender, noteholder, agent, or trustee to secure obligations under indebtedness issued or held by a managed fund or account, including related to any collateralized loan obligation and its fund structuring or the issuance of any notes or any similar instruments related thereto, are permitted encumbrances under this clause (ii);

(iii)	it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Creditor Claims; and/or

(iv)

does not directly or indirectly own or have any beneficial interest in any Creditor Claims other than as identified below its name on its signature page hereof; provided, that it shall not be deemed a breach of this Section 9(b)(iv) if a Consenting Creditor is an affiliate of an individual fund that would not be permitted to execute this Agreement or participate in the Transactions pursuant to applicable Law or the organizational documents of such individual fund.

(c)

Company Representations and Warranties. The Company represents and warrants to the other Parties that neither it nor any of its Affiliates has entered into any agreements with any party regarding an Alternative Transaction of the Company.

Section 10. Conditions Precedent to Initial Closing Date and the Subsequent Closing Date.

(a)

The occurrence of the Initial Closing Date, including the effectiveness, incurrence and issuance of the TLB-5 (if the Company elects to draw upon the Backstop Commitment on the Initial Closing Date), the TLB-6, the TLB-7, the Second Lien Notes and, to the extent the TLB-2 Refinancing will not be consummated on the Initial Closing Date, the First-Out TLB-5 and either, at the Company’s election, (i) the AHG First-Out Notes Exchanges or (ii) the AHG Bond Repurchases, shall be subject solely to the satisfaction or waiver of the following conditions:

(i)	the Agreement shall not have been terminated in accordance with its terms;

(ii)	the TSA Effective Date shall have occurred;

(iii)	all reasonable and documented fees and out of pocket expenses of Milbank on the Initial Closing Date shall have been paid;

(iv)

all reasonable and documented fees and out of pocket expenses of Perella required to be paid or reimbursed by the Company on the Initial Closing Date pursuant to the Perella Fee Letter shall have been paid;

(v)	all reasonable and documented fees and out of pocket expenses of Olshan shall have been paid;

(vi)

the execution and delivery by each Party or its Representatives of the applicable Definitive Documents to which they are a party and delivery of customary KYC/PATRIOT Act documentation, borrowing requests, evidence of authorization, officers’ incumbency certificates, officer’s certificates, good standing certificates and legal opinions; provided that a Party’s failure to execute and deliver a Definitive Document to which it is a party and which it is required to execute and deliver pursuant to this Agreement shall not be a condition precedent to such Party’s obligations;

(vii)

the execution and delivery by the Parties thereto, and effectiveness, of Supplemental Indenture No. 1 and any documentation necessary (in the good faith determination of the Company) to effectuate the amendments to the 4.125% Secured Notes Indenture, to release all of the collateral securing the Existing Secured Notes, and to terminate existing security and intercreditor agreements, as contemplated by the Term Sheet, and to approve the Transactions;

(viii)	the Consent Threshold shall have been satisfied; and

(ix)

if the Company elects to draw upon the Backstop Commitment on the Initial Closing Date, the Company shall have transmitted the Backstop Funding Notice to the Backstop Parties at or prior to the Backstop Funding Notice Deadline.

(b)

The occurrence of the Subsequent Closing Date (if any), including the effectiveness and incurrence of the First Out First Lien Term Loan (solely to the extent the Company elects to draw upon the Backstop Commitment after the Initial Closing Date), and to the extent the AHG First-Out Notes Exchanges occurred on the Initial Closing Date, the AHG Bond Repurchase, shall be subject solely to the satisfaction or waiver of the following conditions:

(i)	the Agreement shall not have been terminated in accordance with its terms;

(ii)	the TSA Effective Date shall have occurred;

(iii)	all reasonable and documented fees and out of pocket expenses of Milbank on the Subsequent Closing Date shall have been paid;

(iv)

all reasonable and documented fees and out of pocket expenses of Perella required to be paid or reimbursed by the Company on the Subsequent Closing Date pursuant to the Perella Fee Letter shall have been paid;

(v)

the execution and delivery by each Party or its Representatives of the applicable Definitive Documents with respect to the TLB-5 to which they are a party and delivery of customary KYC/PATRIOT Act documentation, borrowing requests, evidence of authorization, officers’ incumbency certificates, officer’s certificates, good standing certificates and legal opinions; provided that a Party’s failure to execute and deliver a Definitive Document to which it is a party and which it is required to execute and deliver pursuant to this Agreement shall not be a condition precedent to such Party’s obligations; and

(vi)

if the Company elects to draw upon the Backstop Commitment on the Subsequent Closing Date, the Company shall have transmitted the Backstop Funding Notice to the Backstop Parties at or prior to the Backstop Funding Notice Deadline.

(c)

There are no conditions (implied or otherwise) to the commitments and agreements hereunder (including the Backstop Commitment), and there will be no conditions (implied or otherwise) under the Definitive Documents to the Initial Closing Date or the Subsequent Closing Date, other than those that are set forth in this Section 10. For the avoidance of doubt, (i) (A) none of the incurrence by the Company of any Other First Out First Lien Debt, any election by the Company to draw or not draw upon all of the Backstop Commitment, the consummation of the Existing RCF Exchange or the consummation of the Existing Secured Note Exchange are conditions precedent to any Closing Date, although such transactions may occur on or after the Initial Closing Date, and (B) if the Company so elects, it may elect to draw the Backstop Commitment in full on the Initial Closing Date or on the Subsequent Closing Date, subject to the applicable conditions set forth in Section 10(a) and Section 10(b), and (ii) neither the consummation of the Existing RCF Exchange nor the Existing Secured Note Exchange is a condition precedent to any Closing Date, although such transactions may occur on or after any Closing Date.

(d)

Any of the foregoing conditions may be waived only by the Requisite Consenting Creditors, the Backstop Parties and the Company; provided, however, no Party shall have the right to waive any condition where that Party’s action is required to satisfy a condition, or whose act, or failure to act, gives rise to a breach or a failure of a condition, in each case, as of the Initial Closing Date or the Subsequent Closing Date, as the case may be. No Party may assert the failure of any condition to be satisfied as of any relevant date, where the failure of such condition is due primarily to the action or omission of such Party.

Section 11. Mutual Release.

Effective as of the Initial Closing Date, each Releasing Party shall conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge, to the fullest extent permitted by Law, each Released Party from any and all Claims and Causes of Action, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature of description, and whether in law or in equity, under contract, tort, statute or otherwise, that such Person(s) would have been legally entitled to assert (whether individually or collectively or directly or derivatively), based in whole or in part on any act, omission, transaction, event or other occurrence taking place up to and including the Initial Closing Date, in connection with or related to any matter, cause or thing whatsoever arising out of or relating to: (a) the incurrence of indebtedness by the Company with respect to the Existing Funded Debt Documents; (b) solely with respect to any Claims and Causes of Action against Consenting Creditors, the purchase and ownership of indebtedness of the Company; (c) the June 1, 2023 share exchange whereby SBG became a wholly-owned subsidiary of Sinclair, and the related June 2, 2023 transfer of certain assets (including The Tennis Channel) by Sinclair Holdings, Inc., the intermediate holding company between Sinclair and SBG (and thus an indirect parent of STG) to Sinclair Ventures, LLC, a new indirect wholly-owned subsidiary of Sinclair, as more fully described in Sinclair’s filings with the U.S. Securities and Exchange Commission (“SEC”); (d) any amendment, forbearance, or waiver in respect of any of the Existing Funded Debt Documents or any of the Company’s other funded indebtedness or debt securities that is consummated to effectuate the Transactions; (e) the Transactions; (f) the formulation, preparation, dissemination, negotiation or execution of the Agreement, any Definitive Documents or any related agreement(s) or documents; (g) the implementation of the Transactions in accordance with the Agreement (including, without limitation, the issuance of any debt securities or the distribution of any other property in relation thereto); or (h) any other related act or omission, transaction, agreement, event or other occurrence taking place on or before the Initial Closing Date, solely with respect to the Transactions. Each Releasing Party represents and warrants that it has no knowledge of any Claims or Causes of Action by any Releasing Party against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of any Claims or Causes of Action by any Releasing Party against any Released Party which would not be released hereby. Notwithstanding anything to the contrary herein, the Released Parties shall not be released from any obligations arising under this Agreement or the Definitive Documents. Nothing in this Agreement shall constitute a release of any Claims or Causes of Action (a) against any Party who fails to execute and deliver any document required to be executed and delivered by such Party to effectuate this Agreement or any other Definitive Documents or the Transactions and (b) arising from or relating to any action or inaction that is determined by a final nonappealable order of a court of competent jurisdiction to constitute actual fraud, willful misconduct, gross negligence, or a criminal act.

Section 12. Disclosure; Publicity.

Without limiting the Company’s obligations under its confidentiality agreements with the Consenting Creditors and the Consenting Creditors’ rights thereunder, the Company will disclose the effectiveness and material terms of Agreement, including the Term Sheet, between 8:00 a.m. and 9:30 a.m. (Eastern Time) on the date that is no earlier than January 14, 2025 but no later than four (4) Business Days after the TSA Effective Date by requiring Sinclair and SBG to publicly file a Form 8-K or any periodic report required or permitted to be filed by Sinclair and SBG under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the “Public Disclosure”) and such Public Disclosure shall only occur on such date and at such time so specified without the approval of the Requisite Consenting Creditors. The Company shall provide the Ad Hoc Group Advisors a reasonable opportunity (but no less than two (2) Business Days) to comment on the Public Disclosure. Following the time of the Public Disclosure, the Company shall confirm in writing (which may be by e-mail) to the Consenting Creditors that such Consenting Creditors no longer have any material non-public information regarding the Company that was provided to such Consenting Creditors (or to such Consenting Creditors’ advisors with instructions to provide to such Consenting Creditors) by the Company or any of the Company’s advisors. The Company may disclose the existence of, or the terms of, this Agreement or any other material term of the Transactions without the express written consent of the other Parties; provided, however, that no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Party) other than advisors to the Company and the Ad Hoc Group Advisors the principal amount or percentage of any Creditor Claims without such Party’s prior written consent, except as required by law or otherwise permitted under the terms of any other agreement between the Company, on the one hand, and any Consenting Creditor, on the other hand; provided that (a) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Party a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant disclosing Party) and (b) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Creditor Claims held by all the Consenting Creditors collectively. Any Public Disclosure that includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the amount of Creditor Claims held by each Consenting Creditor; provided that the holdings disclosed in such signature pages may be filed in unredacted form under seal. Notwithstanding anything in this agreement to the contrary, this Agreement shall impose no limitation of any kind on any person communicating directly with the staff of the Securities and Exchange Commission or other applicable regulatory entity about a possible securities law violation or exercising any similar whistleblower rights such person may have under applicable law.

Section 13. Amendments and Waivers.

(a)

This Agreement, including the Term Sheet, may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 13.

(b)

This Agreement, including the Term Sheet, may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing (email being sufficient) signed by each of: (i) the Company and (ii) the Requisite Consenting Creditors; provided that (w) any modification, amendment, supplement or waiver that adversely and disproportionately affects, directly or indirectly, a Consenting Creditor relative to either the Requisite Consenting Creditors or any other Consenting Creditor shall also require the consent of such affected Consenting Creditor, (x) any modification, amendment, supplement or waiver that adversely and disproportionately affects, directly or indirectly, [*****] relative to the Requisite Consenting Creditors shall also require the consent of [*****], (y) any modification, amendment, supplement or waiver that (i) extends any maturity date of the First Out First Lien Term Loans, the Second Out First Lien Term Loans or the AHG First-Out Notes (if any), (ii) reduces the amount of, or altering the due date for, any principal or interest amount of the First Out First Lien Term Loan, the Second Out First Lien Term Loans or the AHG First-Out Notes (if any), or (iii) modifies any redemption price or exchange rate of the AHG First-Out Notes (if any) shall require the consent of each of the directly and adversely affected Consenting Term Lenders; and (z) any modification or amendment of clause (y) of this Section 13(b) shall also require the consent of each of the Consenting Term Lenders.

(c)

The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by law.

Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)

This Agreement, and any claim or controversy with respect hereto, shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to any conflicts of law principles which would permit or require the application of the law of any other jurisdiction.

(b)

Each of the Parties irrevocably agrees for itself that any legal action, suit, or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in any federal or state court in the Borough of Manhattan, the City of New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above in New York, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such court in New York as described herein. Subject to the foregoing, each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any proceeding arising out of or relating to this Agreement or the Transactions, (i) that any claim is not personally subject to the jurisdiction of the courts in New York as described herein for any reason and (ii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. ANY DISPUTES RESOLVED IN COURT SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 15. Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of a court of competent jurisdiction, which may be a bankruptcy court, requiring any Party to comply promptly with any of its obligations hereunder. Each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedies.

Section 16. Survival.

Notwithstanding the termination of this Agreement pursuant to Section 7, the agreements and obligations of the Parties set forth in the following Sections: Section 7(e), Section 11, Section 12, Section 14, Section 15, Section 16, Section 17, Section 18, Section 19, Section 20, Section 21, Section 22, Section 23 and Section 24 (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect for the benefit of the Parties, and/or, subject to Section 18, such other relevant third-party beneficiaries, in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

Section 17. Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of each of the Parties and their respective predecessors, successors, permitted assigns, heirs, executors, administrators, and representatives; provided that nothing contained in this Section 17 shall be deemed to permit Transfers of Creditor Claims other than in accordance with the express terms of this Agreement. Notwithstanding anything to the contrary herein, the agreements, representations, and obligations of the Parties are, in all respects, several and neither joint nor joint and several. For the avoidance of doubt, the agreements, representations and obligations of the Parties arising out of this Agreement are, in all respects, several and neither joint nor joint and several with respect to each Party, in accordance with its proportionate interest hereunder, and the Parties agree not to proceed against any Party for the obligations of another.

Section 18. No Third-Party Beneficiaries.

Unless expressly stated or referred to herein, including Section 11, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

Section 19. Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Term Sheet), together with the other Definitive Documents, constitutes the entire, integrated agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between SBG and each Party shall continue in full force and effect in accordance with its terms.

Section 20. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

Section 21. Notices.

All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, courier, or by registered or certified mail (return receipt requested) to the following addresses:

(a)	If to the Company, to:

Sinclair Television Group, Inc.

10706 Beaver Dam Road

Hunt Valley, MD 21030

Attention: Christopher Ripley

         (cripley@sbgtv.com)

         Lucy Rutishauser

         (lrutisha@sbgtv.com)

         David Gibber

         (dgibber@sbgtv.com)

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street, NW

Washington, DC 20036

Attention: Jeffrey Grill

         (jeffrey.grill@pillsburylaw.com)

         Joseph Fastiggi

         (joseph.fastiggi@pillsburylaw.com)

(b)

If to a Consenting Creditor or a transferee thereof, to the addresses set forth below such Consenting Creditor’s signature (or as directed by any transferee thereof), as the case may be, and, if to the Ad Hoc Group, with a copy to:

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attention: Evan Fleck

         (efleck@milbank.com)

         Matthew Brod

         (mbrod@milbank.com)

Any notice given by electronic mail, facsimile, delivery, mail, or courier shall be effective when received.

Section 22. Reservation of Rights; No Admission.

(a)

Nothing contained herein shall (i) limit (A) the ability of any Party to consult with other Parties or (B) the rights of any Party under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including the right to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in or related to the Transactions before a court of competent jurisdiction, in each case, so long as such consultation or appearance is not inconsistent with such Party’s obligations hereunder (including any releases of Claims and Causes of Action hereunder), or, to the extent such Transactions are consistent with this Agreement, under the terms of the Transactions; (ii) limit the ability of any Party to sell or enter into any transactions in connection with the Claims and Interests, subject to the terms of Section 6; (iii) limit the rights of any Consenting Creditor under the Existing Funded Debt Documents or any agreements executed in connection therewith, except to the extent exercise of any such rights are inconsistent with the terms of this Agreement as applicable to each such Consenting Creditor; (iv) constitute a waiver or amendment of any provision of the Existing Funded Debt Documents or any agreements executed in connection therewith except as expressly set forth herein; or (v) constitute a waiver or amendment of any applicable law or agreements except as expressly set forth herein.

(b)

Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its Claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in any bankruptcy case filed by the Company or any of its affiliates and subsidiaries, including by asserting or raising any objection permitted under this Agreement in connection with the Transactions, enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement. This Agreement and the transactions contemplated thereby are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence, and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any Claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the Claims or defenses that it has asserted or could assert.

Section 23. Relationship Among Parties.

(a)	For the avoidance of doubt, the Consenting Creditors act in their individual capacities and not as agent, trustee, or in any other fiduciary capacity with respect to any other Party.

(b)

The Parties acknowledge that this agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. No action taken by any Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Parties are in any way acting in concert or as such a “group.”

(c)

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require any Party or representative of a Party that becomes a member of a statutory committee that may be established in any proceeding before a court of competent jurisdiction to take any action, or to refrain from taking any action, in such person’s capacity as a statutory committee member; provided that nothing in this Agreement shall be construed as requiring any Party to serve on any statutory committee that may be established in any proceeding before a court of competent jurisdiction.

Section 24. Consents and Acknowledgments.

(a)

Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

(b)

By executing this Agreement, each Consenting Creditor forbears from exercising remedies with respect to any “Default” or “Event of Default” (if any) as defined under the Existing Funded Debt Documents contemplated by, arising from, or related to the Company’s entry into this Agreement or the other documents related to this Agreement and the transactions contemplated in this Agreement (including the Definitive Documents and the Transactions, respectively), and agrees that this Agreement shall constitute a deemed direction to the Agent or the 4.125% Secured Notes Trustee not to exercise remedies to the extent that any other creditor directs the Agent or the 4.125% Secured Notes Trustee to exercise such remedies, it being understood and agreed that this waiver shall be terminated and be without any further force and effect upon the termination of this Agreement without the occurrence of the Initial Closing Date.

(c)

Each of the Parties hereto agrees that this Agreement is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the applicable Definitive Documents consistent in all material respects with the Term Sheet and this Agreement, it being acknowledged and agreed that the funding of the First Out First Lien Term Loan and the commitments and agreements provided hereunder (including the Backstop Commitment, to the extent the Company elects to draw upon the Backstop Commitment), are subject solely to the conditions precedent set forth in Section 10 above.

Section 25. Additional Parties.

Without in any way limiting the requirements of Section 6 of this Agreement, additional Consenting Creditors may elect to become Parties upon execution and delivery to the other Parties of a Joinder Agreement. Such additional Parties shall become Consenting Creditors under this Agreement in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

[Signature Pages Follow]

Sinclair Television Group, Inc.

By:	/s/ Christopher S. Ripley
Name:	Christopher S. Ripley
Title:	President and Chief Executive Officer

[Company Signature Page to Transaction Support Agreement]

CONSENTING CREDITOR AND BACKSTOP PARTY (solely with respect to the portion of the Backstop Commitment on Schedule 2 next to such Party’s name):

By:	[*****] [intentionally omitted].
Name:
Title:

Notice Information
Address:

Attn:
Fax:
Email:

[Consenting Sponsor Signature Page to Transaction Support Agreement]

Schedule 1

STG Affiliate Guarantors

ACC Licensee, LLC

Action TV, LLC

Birmingham (WABM-TV) Licensee, Inc.

Chesapeake Media I, LLC

Chesapeake Television Licensee, LLC

CometTV, LLC

Drive Sales, LLC

Fisher Mills Inc.

Fisher Properties Inc.

Full Measure, LLC

Harrisburg Licensee, LLC

Harrisburg Television, Inc.

Hummingbird, LLC

Hunt Valley Tracks, LLC

Illinois Television, LLC

KABB Licensee, LLC

KAME, LLC

KATV Licensee, LLC

KATV, LLC

KBSI Licensee L.P.

KDBC Licensee, LLC

KDNL Licensee, LLC

KDSM, LLC

KDSM Licensee, LLC

KENV, LLC

KEYE Licensee, LLC

KFDM Licensee, LLC

KFOX Licensee, LLC

KFRE Licensee, LLC

KFXA Licensee, LLC

KGAN Licensee, LLC

KGBT Licensee, LLC

KHGI Licensee, LLC

KHQA Licensee, LLC

KJZZ Licensee, LLC

KLGT Licensee, LLC

KMPH Licensee, LLC

KOCB Licensee, LLC

KOKH Licensee, LLC

KOKH, LLC

KPTH Licensee, LLC

KPTM Licensee, LLC

KRCG Licensee, LLC

KRNV, LLC

KRXI, LLC

KRXI Licensee, LLC

KSAS Licensee, LLC

KTUL Licensee, LLC

KTUL, LLC

KTVL Licensee, LLC

KTVO Licensee, LLC

KUPN Licensee, LLC

KUTV Licensee, LLC

KUQI Licensee, LLC

KVCW, LLC

KVII Licensee, LLC

KVMY, LLC

Milwaukee Television, LLC

MJ Podcast, LLC

NEST TV, LLC

New York Television, Inc.

Perpetual Corporation

Raleigh (WRDC-TV) Licensee, Inc.

San Antonio Television, LLC

Sinclair Acquisition VII, Inc.

Sinclair Acquisition VIII, Inc.

Sinclair Acquisition IX, Inc.

Sinclair Audio, LLC

Sinclair Bakersfield Licensee, LLC

Sinclair Boise Licensee, LLC

Sinclair Broadcast Group, LLC

Sinclair Broadcasting of Seattle, LLC

Sinclair-California Licensee, LLC

Sinclair Communications, LLC

Sinclair Digital Group, LLC

Sinclair Digital News, LLC

Sinclair Eugene Licensee, LLC

Sinclair Kennewick Licensee, LLC

Sinclair La Grande Licensee, LLC

Sinclair Lewiston Licensee, LLC

Sinclair Media III, Inc.

Sinclair Media Licensee, LLC

Sinclair Media of Boise, LLC

Sinclair Media of Seattle, LLC

Sinclair Media of Washington, LLC

Sinclair Media VI, Inc.

Sinclair Networks Group, LLC

Sinclair Portland Licensee, LLC

Sinclair Programming Company, LLC

Sinclair Properties, LLC

Sinclair Seattle Licensee, LLC

Sinclair Television Media, Inc.

Sinclair Television of Abilene, LLC

Sinclair Television of Bakersfield, Inc.

Sinclair Television of Bristol, LLC

Sinclair Television of California, LLC

Sinclair Television of El Paso, LLC

Sinclair Television of Fresno, LLC

Sinclair Television of Illinois, LLC

Sinclair Television of Montana, LLC

Sinclair Television of New Bern, LLC

Sinclair Television of Omaha, LLC

Sinclair Television of Oregon, LLC

Sinclair Television of Portland, LLC

Sinclair Television of Seattle, Inc.

Sinclair Television of Washington, Inc.

Sinclair Television Stations, LLC

Sinclair Yakima Licensee, LLC

TBD TV, LLC

The National Desk, LLC

UMR Podcast, LLC

WACH Licensee, LLC

WBMA Licensee, LLC

WCGV Licensee, LLC

WCHS Licensee, LLC

WCTI Licensee, LLC

WCWB Licensee, LLC

WCWF Licensee, LLC

WCWN Licensee, LLC

WDKA Licensee, LLC

WDKY Licensee, LLC

WEAR Licensee, LLC

West Coast Digital, LLC

WFGX Licensee, LLC

WFXL Licensee, LLC

WGFL Licensee, LLC

WGME, Inc.

WGME Licensee, LLC

WGXA Licensee, LLC

WHOI Licensee, LLC

WICD Licensee, LLC

WICS Licensee, LLC

WJAC Licensee, LLC

WJAR Licensee, LLC

WKEF Licensee L.P.

WKRC Licensee, LLC

WLFL Licensee, LLC

WLOS Licensee, LLC

WLUK Licensee, LLC

WMMP Licensee L.P.

WMSN Licensee, LLC

WNAB Licensee, LLC

WNWO Licensee, LLC

WOAI Licensee, LLC

WOLF Licensee, LLC

WPBN Licensee, LLC

WPDE Licensee, LLC

WPEC Licensee, LLC

WPGH Licensee, LLC

WQMY Licensee, LLC

WRDC, LLC

WRGB Licensee, LLC

WRGT Licensee, LLC

WRLH Licensee, LLC

WSBT Licensee, LLC

WSET Licensee, LLC

WSMH, Inc.

WSMH Licensee, LLC

WSTQ Licensee, LLC

WSTR Acquisition, LLC

WSYX Licensee, Inc.

WTGS Licensee, LLC

WTOV Licensee, LLC

WTTO Licensee, LLC

WTVC Licensee, LLC

WTVX Licensee, LLC

WTVZ Licensee, LLC

WTWC Licensee, LLC

WUCW, LLC

WUHF Licensee, LLC

WUPN Licensee, LLC

WUTV Licensee, LLC

WUXP Licensee, LLC

WVAH, Licensee, LLC

WVTV Licensee, Inc.

WWHO Licensee, LLC

WWMT Licensee, LLC

WXLV Licensee, LLC

WZTV Licensee, LLC

Schedule 2

Backstop Commitments

[*****] [intentionally omitted].

Exhibit A

Term Sheet

EXHIBIT A

SINCLAIR TELEVISION GROUP, INC. TRANSACTION SUPPORT AGREEMENT TERM SHEET JANUARY 12, 2025

This term sheet (this “Term Sheet”) sets forth the principal terms of the transactions (the “Transactions”) with respect to Sinclair Television Group, Inc., a Delaware corporation (as the context requires, “STG,” the “Borrower” or the “Issuer”) and each of its Affiliates listed on Schedule 1 to the Transaction Support Agreement (the “TSA”) (together with STG, collectively, the “Company”). Capitalized terms not otherwise defined herein have the respective meanings ascribed thereto in the TSA.

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE TSA EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE GOOD FAITH NEGOTIATION, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTS CONSISTENT IN ALL MATERIAL RESPECTS WITH THIS TERM SHEET AND THE TSA, AND THE CLOSING OF ANY TRANSACTIONS SHALL (SUBJECT IN ALL RESPECTS TO SECTION 10 OF THE TSA) BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

Transactions Overview
Transactions Overview

☐   STG shall use commercially reasonable efforts to consummate the TLB-2 Refinancing (as defined below) on or after the Closing Date (which means, as the context may require, the Initial Closing Date or the Subsequent Closing Date).

☐   In its discretion, STG may fund such refinancing by entering into the First Out First Lien Term Loan (as defined below) provided by the Backstop Parties and/or incurring Other First Out First Lien Debt (as defined below), in each case as described further below. To the extent not so refinanced on the Closing Date, the holders of Existing Term Loans (as defined below) under the TLB-2 (as defined below) shall have the opportunity to exchange their Existing Term Loans under the TLB-2 into First Out First Lien Term Loans on a dollar-for-dollar basis, as described further below. In addition, STG shall offer the holders of Existing Term Loans under the TLB-3 and TLB-4 (each as defined below) the opportunity to refinance and/or exchange into Second Out First Lien Term Loans (as defined below), consisting of TLB-6 and TLB-7 (each as defined below), respectively, subject to the terms and conditions set forth herein.

☐   STG shall have the option to incur, in its sole discretion, a new first out first lien term loan facility provided by the Backstop Parties under the First Lien Credit Agreement (the “First Out First Lien Credit Facilities”) consisting of $1,175 million aggregate principal amount of first out first lien term loans (the “First Out First Lien Term Loan” or the “TLB-5”, which terms shall be deemed to include any applicable First-Out TLB-5 issued in connection with a First-Out Closing (each as defined below), as the context so requires), provided that, at STG’s option, the size of the TLB-5 shall be increased in an amount necessary to fund up to the entire amount of the Backstop Premium (as defined in that certain backstop premium letter dated as of the TSA Effective Date among STG and the Backstop Parties; such letter, the “Premium Letter”) and any original issue discount or fees in respect of the TLB-5 (such amount, the “TLB-5 Increase”), which increase shall be deemed to be part of the aggregate committed amount of the TLB-5 committed to be provided by the Backstop Parties pursuant to the TSA for all purposes under the TSA (provided that in no event shall (x) any Backstop Premium be payable in respect of any TLB-5 Increase or (y) the Backstop Parties be obligated to fund the TLB-5 Increase in cash rather than including such amount as additional principal under the TLB-5). In addition, STG may incur other debt on a pari passu basis (as to payment and lien priority, including as to the application of proceeds with respect to, and distributions made on account of, collateral) with other First Out Debt (if any) (as defined below), whether in the form of bonds, notes, loans or other debt instruments, which may be issued or incurred prior to, on or after the Closing Date, and that has substantially the

2

same collateral securing such debt as the First Out First Lien Credit Facilities as described in this Term Sheet (in each case after giving effect to any applicable transactions to merge any finance or “escrow” subsidiary which initially may issue such Other First Out First Lien Debt into STG and/or another Loan Party on the Closing Date) (any such other debt, the “Other First Out First Lien Debt”).

☐   The First Out First Lien Term Loan, Other First Out First Lien Debt, any AHG First-Out Notes (as defined below), and any First Out First Lien RCF (as defined below) are collectively referred to as the “First Out Debt”.

☐   On or following the Closing Date, STG shall use commercially reasonable efforts to offer all holders of revolving loans and commitments outstanding under the Existing Credit Agreement (the “Existing RCF”) the right to exchange (the “Existing RCF Exchange”) their commitments and revolving loans on a dollar-for-dollar basis into commitments and revolving loans under an extended first out first lien revolving credit facility of up to $650 million in aggregate principal amount, including a letter of credit sub-facility and a swing-line sub-facility (the “First Out First Lien RCF”).

☐   (i) All holders of outstanding term loans constituting the Term B-3 Facility, the Term B-4 Facility and, solely in the event of a First-Out Closing (as defined below), the Term B-2 Facility, each under the Existing Credit Agreement (the “TLB-3,” “TLB-4” and “TLB-2,” respectively, and, collectively, the “Existing Term Loans”) shall be offered the opportunity to refinance and/or exchange on the Closing Date, and (ii) holders of notes outstanding under the 4.125% Secured Notes Indenture (the “Existing Secured Notes”), other than holders that are (x) Second Lien Exchanging Creditors (as described below) or (y) Ad Hoc Group members entitled to participate in the AHG 4.125% Bond Repurchase (as defined below), shall be offered the opportunity to:

☐   in respect of the TLB-3 and the TLB-4, on or about the Closing Date, refinance and/or exchange (via refinancing amendments or otherwise) such holder’s (1) Existing Term Loans into second out first lien term loans under the First Lien Credit Agreement (the “Second Out First Lien Term Loans”; together with the First Out First Lien Term Loans, the “First Lien Term Loans”; and, together with the First Out First Lien Credit Facilities, the “First Lien Credit Facilities”), consisting of (x) a tranche maturing December 31, 2029 (the “TLB-6”) offered to holders of the TLB-3 (such exchange, the “TLB-3 Exchange”) and (y) a tranche maturing December 31, 2030 (the “TLB-7”) offered to holders of the TLB-4 (such exchange, the “TLB-4 Exchange” and, collectively with the TLB-3 Exchange and the TLB-2 Exchange (as defined below), the “Term Loan Exchanges”), in each case under the First Lien Credit Agreement on a dollar-for-dollar basis, with accrued and unpaid interest on the exchanged amount of TLB-3 and the exchanged amount of TLB-4 as of the Closing Date being paid in cash on the Closing Date;

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☐   on or following the Closing Date, exchange such holder’s Existing Secured Notes into second out first lien secured notes (the “Second Out First Lien Notes” and, together with the Second Out First Lien Term Loan and any other future debt incurred on a pari passu basis (as to payment and lien priority, including as to the application of proceeds with respect to, and distributions made on account of, collateral) with such second out first lien debt, the “Second Out Debt” and, together with First Out Debt, “First Lien Debt”) (such exchange, the “Existing Secured Notes Exchange”); and

☐   in the event that the aggregate net proceeds from the issuance of any Other First Out First Lien Debt on or prior to the Closing Date are not sufficient to repay in full the holders of Existing Term Loans under the TLB-2 and to consummate the TLB-2 Refinancing (as defined below under “First Lien First Out Credit Facilities – Use of Proceeds”), STG may elect by delivery of prior written notice to the Consenting Term Lenders (the “First-Out Closing Notice”) to offer to all holders of Existing Term Loans under the TLB-2 the right to exchange (such exchange, the “TLB-2 Exchange”) on a dollar-for-dollar basis each holder’s Existing Term Loans under the TLB-2 into First Out First Lien Term Loans on the same terms and conditions as the TLB-5 (the “First-Out TLB-5”), other than in respect of pricing and maturity, which pricing and maturity of the First-Out TLB-5 will remain the same as under the existing TLB-2, with accrued and unpaid interest on the exchanged TLB-2 as of the Closing Date of the TLB-2 Exchange being deemed accrued on the corresponding First-Out TLB-5. Any First-Out Closing Notice shall also include the Company’s election as to whether to consummate either the AHG First-Out Notes Exchanges (as defined below) in lieu of (in full or in part) the AHG Bond Repurchases (as defined below).

☐   STG’s election as to whether to consummate either the AHG First-Out Notes Exchanges or the AHG Bond Repurchase is referred to as the “First-Out Closing Election” and the consummation of the Transactions giving effect to the First-Out Closing Election is referred to as the “First-Out Closing”.

☐   On the Closing Date, STG shall issue (i) approximately $432 million aggregate principal amount of second lien secured notes (the “Second Lien Notes” and, as applicable, together with any pari second lien debt which may be incurred in the future, “Second Lien Debt”), in exchange for Existing Secured Notes held by one or more identified existing holders of Existing Secured Notes in an aggregate principal amount of approximately $432 million (the “Second Lien Exchanging Creditors”) (such exchange, the “Identified Holder Existing Secured Notes Exchange”), with accrued and unpaid interest on the exchanged amount of Existing Secured Notes so exchanged as of the Closing Date being paid in cash on the Closing Date and (ii) at STG’s option, no more than $50 million aggregate principal amount of Second Lien Notes for cash sold to certain other purchasers of Second Lien Notes, provided,

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for the avoidance of doubt, that the Transactions are not conditioned on any amount of Second Lien Notes being issued for cash and provided, further, that any debt and lien incurrence capacity under the Second Lien Notes for STG to sell such up to $50 million of Second Lien Notes for cash, if not so sold as of the Closing Date, will not survive beyond the Closing Date absent the consent of the requisite holders of the Second Lien Notes.

☐   Existing RCF loans and commitments held by non-consenting holders that do not participate in and consent to the Existing RCF Exchange will remain under the Existing Credit Agreement and related documentation, subject to the amendments and modifications described herein, including exit consents to subordinate the liens securing the Existing RCF to the liens securing the First Lien Debt and Second Lien Debt and to eliminate substantially all covenants, events of default and related definitions in the Existing Credit Agreement (the Existing RCF, as so modified and amended, the “Third Lien RCF”).

☐   Existing Term Loans held by non-consenting holders that do not participate in and consent to the Term Loan Exchanges will be modified to become third lien obligations (the “Third Lien Term Loan” and, as applicable, together with the Third Lien RCF and any future pari third lien debt which may be incurred in the future, “Third Lien Debt”), and remain outstanding under the Existing Credit Agreement and related documentation, subject to the amendments described herein including exit consents to subordinate the liens securing the Third Lien Term Loans to the liens securing the First Lien Debt and Second Lien Debt and to eliminate substantially all covenants, events of default and related definitions in the Existing Credit Agreement.

☐   Existing Secured Notes held by non-consenting holders that do not participate in and consent to the Existing Secured Notes Exchange will have all of the collateral securing the Existing Secured Notes released and such notes will be unsecured notes (the “4.125% Unsecured Notes”), and remain outstanding under the 4.125% Secured Notes Indenture and related documentation, subject to the amendments described herein, including exit consents to eliminate substantially all covenants, events of default and related definitions in the 4.125% Secured Notes Indenture and to release all security interests and, if and as applicable, terminate existing security and intercreditor documentation in connection therewith.

On the Closing Date, the Company will prepay, exchange, repurchase, redeem or otherwise refinance approximately $59.3 million aggregate principal amount of the Existing Secured Notes held by Ad Hoc Group members (at 84% to par, subject to the foregoing cap) (the “AHG 4.125% Bond Repurchase”) and up to approximately $104.2 million aggregate principal amount of STG’s existing 5.125% senior unsecured notes due 2027 (the “Existing 2027 Unsecured Notes”) held by Ad Hoc Group members (at 97% to par, subject to the foregoing cap) (the “AHG 5.125% Bond Repurchase,” and together with the AHG 4.125% Bond Repurchase, the “AHG Bond Repurchases”), in each case

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together with accrued interest thereon, unless, in connection with a First-Out Closing Election, the Company elects (in lieu of consummation the AHG Bond Repurchases, in full or in part) to issue (the selection of the following clauses (a) and (b) following a First-Out Closing Election being at the sole election of each applicable Ad Hoc Group member) (a) additional First-Out TLB-5 term loans in exchange for the Existing Secured Notes and/or Existing 2027 Unsecured Notes held by Ad Hoc Group members at 97% to par for the Existing 2027 Unsecured Notes and 84% to par for the Existing Secured Notes or (b) first out first lien secured notes in exchange for Existing Secured Notes (such first out first lien notes, the “AHG 4.125% First-Out Notes”) and/or Existing 2027 Unsecured Notes (such first out first lien notes, the “AHG 5.125% First-Out Notes,” and together with the AHG 4.125% First-Out Notes, the “AHG First-Out Notes”) on terms substantially consistent with the terms for the Second Out First Lien Notes described herein, after giving effect to the Documentation Principles (as hereinafter defined), other than in respect of collateral and liens (which shall reflect the first out first lien structure), pricing and maturity, which pricing and maturity of the AHG 4.125% First-Out Notes and AHG 5.125% First-Out Notes will remain the same as the respective pricing and maturity of the Existing Secured Notes and the Existing 2027 Unsecured Notes, respectively, so exchanged except that the AHG First-Out Notes will include a call right permitting the Company to repurchase or redeem for cash the AHG 4.125% First-Out Notes at a price of 84% to par and the AHG 5.125% First-Out Notes at a price of 97% to par (such exchanges, the “AHG First-Out Notes Exchanges”). The Company shall repurchase or redeem for cash the AHG 4.125% First-Out Notes at a price of 84% to par and the AHG 5.125% First-Out Notes at a price of 97% to par upon completion of the TLB-2 Refinancing.

Tax Structuring	☐ The Transactions shall be structured in a tax efficient manner, taking into account the tax considerations of the Company and its affiliates.

Rating Agency Requirement

☐   The Company shall use commercially reasonable efforts to have the backstopped First Out First Lien Term Loan (if any), the Second Out First Lien Term Loans and the Second Lien Notes rated by Moody’s and S&P within 30 days of the Initial Closing Date (provided that any such ratings of Second Out First Lien Term Loans may be included as part of the overall ratings of one or more of the other applicable First Lien Term Loans, and the Company may request that they be so included).

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First Out First Lien Credit Facilities
Facility Size

☐   (i) $1,175 million aggregate principal amount of backstopped First Out First Lien Term Loan (plus any TLB-5 Increase), and (ii) up to $650 million in aggregate commitments under the First Out First Lien RCF (which may be drawn on the applicable Closing Date to partially fund the Transactions as described under “First Out First Lien Credit Facilities – Use of Proceeds below). For the avoidance of doubt, the maximum amount of cash that is required to be funded by the Backstop Parties pursuant to the Backstop Commitment shall not exceed an aggregate of $1,175 million.

☐   Any Other First Out First Lien Debt that is incurred on or prior to the applicable Closing Date shall be applied as described under “First Out First Lien Credit Facilities—Use of Proceeds” below.

☐   Any Other First Out First Lien Debt incurred after the applicable Closing Date (including after the date the funded First Out First Lien Term Loan is funded utilizing the Backstop Commitment (any such Closing Date, the “Backstop Closing Date”)) shall be permitted under the First Lien Credit Facilities to the extent that the net proceeds of such debt are applied first to (x) repay outstanding principal, together with any accrued interest thereon and any applicable prepayment premium, fees and expenses, under the First Out First Lien Term Loans (whether in the form of new money TLB-5 or in the form of First-Out TLB-5) on a dollar-for-dollar basis and (y) repurchase the AHG First-Out Notes, if any, at the repurchase prices specified herein (together with any accrued interest thereon), until paid in full, provided that the aggregate principal amount of such Other First Out First Lien Debt, together with any other outstanding First Out Debt is not in excess of the sum of (1) approximately $1,428 million[1] (which amount may not be reborrowed after repayment other than in connection with permitted refinancings), (2) $650 million (provided that the amount under this clause (2) may only be utilized for revolving credit facilities provided by commercial banks) and (3) the amount of Existing Secured Notes and/or Existing 2027 Unsecured Notes repurchased in cash (and not financed with debt) in connection with the AHG Bond Repurchases, plus the amount of any accrued interest, paid in kind interest, fees including prepayment fees or premiums and expenses in connection with permitted refinancings thereof, minus voluntary permanent prepayments (accompanied by permanent commitment reductions in the case of revolving credit facilities) and mandatory prepayments thereof made in respect of certain dispositions, casualty or condemnation events or excess cash flow thereunder (the “First Out Debt Cap”).

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To be adjusted as mutually agreed but to be in an amount no less than the amount necessary to consummate the TLB-2 Refinancing, to consummate the AHG Bond Repurchases, and to pay related fees and expenses in connection with the Transactions.

Borrower / Guarantors	☐ Borrower: STG ☐ Guarantors: Same as Existing Credit Agreement (collectively, together with the Borrower, the “Loan Parties”)

Lenders

☐   The First Out First Lien Term Loan is fully backstopped on a committed basis (as further detailed in the TSA) by certain members of the Ad Hoc Group (the “Backstop Parties”), who commit to provide the TLB-5 on the terms and conditions of the TSA (including this Term Sheet and the other attachments to the TSA).

Use of Proceeds

☐   Proceeds of the First Out First Lien Term Loan or of Other First Out First Lien Debt (if any) will be used, together with (as applicable), the proceeds of the Second Lien Notes purchased with new money (if any) and cash on hand and/or draws on one or more revolving credit facilities (as applicable), to prepay, exchange, redeem or otherwise refinance all of the Existing Term Loans under the TLB-2 (or the First Out First Lien Term Loans constituting the First-Out TLB-5), together with accrued interest thereon and related fee and expenses in connection therewith (the “TLB-2 Refinancing”), to consummate the AHG Bond Repurchases, and to pay related fees and expenses in connection with the Transactions (provided that, for the avoidance of doubt, there shall be no condition to closing the Transactions that a TLB-2 Refinancing shall have been consummated in the event of a First-Out Closing Election).

☐   The First Out First Lien RCF (if any) will be used (in addition to any applicable draws described above) to replace the portion of the Existing RCF held by the applicable holders who participate in the Existing RCF Exchange, including effectively refinancing and replacing or rolling over any drawn and outstanding portion of the Existing RCF (including any outstanding letters of credit) as of the date of the Existing RCF Exchange.

Priority / Ranking

☐   The First Out First Lien Credit Facilities shall consist of super-priority First Out First Lien Term Loans and super-priority First Out First Lien RCF which, for the avoidance of doubt, shall be secured on a pari passu basis by first priority liens, which shall be pari passu in lien priority with the liens securing Other First Out First Lien Debt (if any) and the liens securing the Second Out Debt, and senior in lien priority to the Second Lien Debt and the Third Lien Debt, respectively, subject to intercreditor arrangements described herein and in Annex B attached hereto. The First Out First Lien Credit Facilities shall be pari passu in payment priority with the Other First Out First Lien Debt (if any) and shall be senior in right of payment to the Second Out Debt, subject to intercreditor arrangements described herein and in Annex B attached hereto.

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Security / Collateral

☐   The First Out First Lien Credit Facilities shall be secured by a first out first priority lien on the present and future assets of the Loan Parties that secure or would secure the obligations under the Existing Credit Agreement, and subject to the same exceptions, exclusions and thresholds as set forth therein (but subject to the provisions specified under “Limitations on Priming Financings and other Liability Management Transactions” in Annex A attached hereto).

Documentation Principles

☐   The First Out First Lien Credit Facilities are to be documented under credit documentation separate from the Existing Credit Agreement, but under the same credit agreement as the Second Out First Lien Term Loans and may be under the same credit agreement as any loans constituting Other First Out First Lien Debt, subject to intercreditor arrangements described herein and the Documentation Principles (as hereinafter defined). The First Out First Lien RCF (if any) may be documented under credit documentation separate from the First Lien Term Loans and Other First Out First Lien Debt (for the avoidance of doubt, Other First Out First Lien Debt may also take the form of bonds or notes, which shall be documented under separate arrangements).

☐   One or more new collateral trust and intercreditor arrangements in form and substance consistent with Annex B attached hereto which shall provide, among other things, (i) First Lien Debt lien priority over Second Lien Debt and Third Lien Debt, respectively, (ii) First Out Debt priority over Second Out Debt as to the application of proceeds with respect to, and distributions made on account of (x) collateral and (y) any amounts received during an event of default or pursuant to an insolvency proceeding or in connection with the exercise of remedies including any acceleration under the First Lien Debt, and (iii) Second Lien Debt lien priority over Third Lien Debt.

☐   The First Out First Lien Credit Facilities will contain the terms, conditions, representations, warranties, covenants and events of default contained in this Term Sheet (including the terms set forth in Annex A attached hereto) and will otherwise be substantially identical, in all material respects, with the Existing Credit Agreement, as modified to reflect (i) the terms set forth in this Term Sheet (including Annex A attached hereto), (ii) modifications to the existing capital structure of the Company as a result of the Transactions including exceptions that implement, give effect to, permit and/or otherwise relate to the Transactions, (iii) modifications to reflect any relevant changes in law since the date of the Existing Credit Agreement and (iv) the giving of due consideration to any terms in any Other First Out First Lien Debt incurred prior to or substantially concurrently with the other indebtedness incurred in connection with the Transactions (the foregoing is referred to herein, collectively, as the “Documentation Principles”).

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Interest

☐   TLB-5 (in the form of backstopped TLB-5): Per the Premium Letter, to the extent the Backstop Commitments are funded. Rates and pricing terms (solely with respect to such facility) to be determined by syndicated marketing process, to the extent that the TLB-5 is obtained as Other First Out First Lien Debt.

☐   TLB-5 (in the form of First-Out TLB-5): SOFR + 250 bps (0 bps floor) (same as existing TLB-2 Facility).

OID	☐ TLB-5 (in the form of backstopped TLB-5): Per the Premium Letter, to the extent the Backstop Commitments are funded. ☐ For First-Out TLB-5: none

Amortization	☐ 1.0% per annum, commencing with the first full fiscal quarter after the Closing Date (or, for the First-Out TLB-5, the first fiscal quarter after the Closing Date)

Tenor

☐   First Out First Lien Term Loan (in the form of backstopped TLB-5): September 30, 2029, with springing maturity in the event that more than $25 million principal amount of any TLB-3, TLB-4, or Existing Secured Notes or 5.500% senior notes due 2030 of STG under the indenture dated as of November 27, 2019 (the “Existing 2030 Unsecured Notes”) remains outstanding on the date that is 9 months prior to its respective stated maturity date of such existing outstanding debt (as any such date may be extended in connection with any amendment, refinancing or replacement of such debt), with only the principal amount of such existing debt tranche outstanding on the date that is 9 months prior to its stated maturity date counting towards the $25 million limit for such tranche.

☐   First Out First Lien Term Loan (in the form of First-Out TLB-5): September 30, 2026 (same as existing TLB-2 Facility).

☐   First Out First Lien RCF: The Company shall use commercially reasonable efforts to have the stated maturity extended to no earlier than the date that is approximately five years from the Initial Closing Date (provided, for the avoidance of doubt, that the consummation of the Transactions are not conditioned on the consummation of the Existing RCF Exchange on any certain terms or at all)

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Call Protection

☐   NC-2 (subject to T+50 make-whole) / 102% (year 3) / 101% (year 4) / par (backstopped First Out First Lien Term Loans only), in each case, payable upon voluntary prepayment and/or acceleration of the loans

☐   Make-whole / call protection language to include insolvency and acceleration protections.

☐   First-Out TLB-5: none

Mandatory Prepayments

Substantially consistent with the Existing Credit Agreement, with the following modifications in respect of asset sale prepayment and reinvestment provisions:

☐   $75 million for any single transaction or series of related transactions (or $150 million in the aggregate for all such transactions or related transactions of less than $75 million per fiscal year) as the consideration threshold for general asset sale basket application to trigger “Prepayment Event” (vs. greater of $300 million and 33% of Consolidated EBITDA in Existing Credit Agreement).

☐   Elimination of other general asset sales basket provided in Section 6.05(u) of the Existing Credit Agreement.

☐   365-day plus one 180-day reinvestment period (vs. 450 days plus two 180-day reinvestments period in Existing Credit Agreement).

☐   Designated Non-Cash Consideration cap of $40 million (vs. greater of $330 million and 5% of Consolidated Total Assets in Existing Credit Agreement). Cannot be used for any Priming Financing/Liability Management Transactions (as defined in Annex A attached hereto).

☐   Elimination of leverage-based step-downs on asset sale sweep amount to 50% and 0%.

☐   Elimination of “Separation Transaction” exception provided in Section 6.05(t) of the Existing Credit Agreement.

50% Excess Cash Flow sweep to be added to First Out First Lien Term Loan (but not, for the avoidance of doubt, any First-Out TLB-5), and with step-downs to 25% and 0% based on first lien net leverage ratios of 4.0x and 3.0x, respectively. Excess Cash Flow, and with “Excess Cash Flow” to be defined in a manner consistent with the definition contained in, and with substantially similar provisions as to Excess Cash Flow above-the-line deductions, below-the-line sweep amount credits and dollar threshold provisions as those contained in, the First Lien Credit Agreement dated as of March 1, 2022 among Diamond Sports Intermediate Holdings LLC, Diamond Sports Group, the lenders party thereto and Wilmington Savings Fund Society, FSB (the “DSG First Lien Credit Agreement”), except (1) the calculation

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of Excess Cash Flow (x) for the 2025 measurement period shall be calculated for the 2025 fiscal year only and (y) after the 2025 fiscal year measurement period will be calculated based on the amount of Excess Cash Flow for the most recently completed eight consecutive fiscal quarters divided by two, (2) the deduction in clause (b)(iii) of the definition of Excess Cash Flow of the DSG First Lien Credit Agreement will be limited to mandatory prepayments of indebtedness (and any associated premiums or penalties) and amortization payments of Third Lien Term Loans or other applicable junior indebtedness rather than principal payments of any indebtedness other than prepayments of first lien indebtedness, (3) the deduction in clause (b)(vii) of the definition of Excess Cash Flow of the DSG First Lien Credit Agreement will be modified to exclude investments made utilizing the unlimited ratio-based investment basket and otherwise include only investments made for bona-fide business purposes in persons other than Restricted Subsidiaries, (4) the deduction in clause (b)(viii) of the definition of Excess Cash Flow of the DSG First Lien Credit Agreement will be limited to certain restricted payments paid in cash for certain payments such as permitted parent overhead costs and expenses including for permitted tax distributions (but not restricted payments utilizing the unlimited ratio-based, the general or the regular quarterly dividend restricted payments baskets), (5) the deduction in clause (b)(x) of the definition of Excess Cash Flow of the DSG First Lien Credit Agreement as to projected, certified cash expenditures will be modified to (a) limit the projected cash expenditure period to no more than 12 months from notice of election to so project such expenditure by the Company and (b) treat any applicable contract consideration or planned expenditure payable in cash to be treated as if such cash were restricted for cash “netting” purposes until and when such cash expenditures are actually made, and if the cash amount actually expended on such relevant projected amounts during the relevant Excess Cash Flow measurement period is less than the previously projected and restricted amounts, such shortfall shall be added to the calculation of Excess Cash Flow (and not be deducted therefrom) at the end of the relevant measurement period, and if such calculation would result in any Excess Cash Flow prepayment being required, such payment will include interest (at the rate payable under the prepaid term loan) on the principal amount of any Excess Cash Flow prepayment that would have been required at an earlier date but for such election to project such planned expenditures and (6) the provisions contained in Section 2.11(d) of the DSG First Lien Credit Agreement will be modified to include as below-the-line credits to the required Excess Cash Flow sweep amount (in addition to prepayments and buy-backs of first lien term loans), prepayments of other first lien debt (and any associated premiums or penalties) including prepayments of first lien revolving credit facilities accompanied by permanent commitment reductions thereof, and repurchases or redemptions of the Existing 2027 Unsecured Notes with internally generated cash flow.

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Maintenance Covenant	☐ First Lien Term Loans: none (same as the Existing Credit Agreement).

Affirmative Covenants	☐ Substantially the same as the Existing Credit Agreement, as modified to reflect the Documentation Principles.

Negative Covenants	☐ Substantially the same as the Existing Credit Agreement, as modified to reflect the Documentation Principles.

Representations and Warranties	☐ Substantially the same as the Existing Credit Agreement, as modified to reflect the Documentation Principles.

Events of Default	☐ Substantially the same as the Existing Credit Agreement, as modified to reflect the Documentation Principles.

Conditions Precedent

☐   The borrowing under the First Out First Lien Term Loan on the Backstop Closing Date (or, as applicable, the consummation of the First-Out Closing on the Closing Date), and the effectiveness, incurrence, and availability (as applicable) of each of the applicable First Lien Credit Facilities, shall be subject solely to the satisfaction or waiver of the conditions set forth in Section 10 of the TSA.

☐   Notwithstanding anything in the TSA, the Definitive Documents or any other letter agreement or other undertaking concerning the Transactions to the contrary, the terms of the Definitive Documents shall be in forms such that they do not impair the availability of the First Lien Credit Facilities on the applicable Closing Date, as contemplated by this Term Sheet, if the conditions set forth in Section 10 of the TSA are satisfied. Notwithstanding anything herein or in the TSA to the contrary, to the extent any lien search, guaranty or any collateral (or the creation or perfection of any security interest therein) is not or cannot be provided and/or perfected on the Backstop Closing Date or other applicable Closing Date (other than (x) delivery of stock or other equity certificates of Borrower (by Sinclair Broadcast Group, LLC), subsidiaries of the Borrower or other Loan Parties which are subsidiaries of the Borrower (to the extent required hereunder) and (y) the perfection of security interests in assets with respect to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the Borrower’s use of commercially reasonable efforts to do so, then the provision of such lien search, guaranty or collateral (or the creation or perfection of any security interest therein) shall not constitute a condition precedent to the availability of the applicable First Lien Credit Facilities on the Backstop Closing Date or other applicable Closing Date, but instead shall be required to be delivered within 90 days after the applicable Closing Date (or such later date as may be reasonably agreed by the collateral agent for the First Lien Credit Facilities).

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Exit Consents

☐   As part of their respective Consents to the Transactions, all Consenting Term Lenders and consenting lenders in the Existing RCF will agree to provide exit consents to (i) eliminate substantially all covenants, events of default and related definitions in the Existing Credit Agreement, (ii) subordinate the liens securing the Existing Credit Agreement as contemplated by this Term Sheet and (iii) permit the Transactions and enter into related documentation including the applicable intercreditor documentation described herein.

Second Out Debt

Aggregate Size

☐   Up to approximately $1,691 million aggregate principal amount, based on the amount of (i) Existing Term Loans constituting TLB-3 refinanced and/or exchanged (via refinancing amendments or otherwise) into TLB-6 (Second Out First Lien Term Loans maturing December 31, 2029), (ii) Existing Term Loans constituting the TLB-4 refinanced and/or exchanged (via refinancing amendments or otherwise) into TLB-7 (Second Out First Lien Term Loans maturing December 31, 2030), and (iii) Existing Secured Notes exchanged into Second Out First Lien Notes (provided, for the avoidance of doubt, that the consummation of the Transactions are not conditioned on consummation of the Existing Secured Note Exchange)

Borrower / Issuer / Guarantors	☐ Same as First Out First Lien Credit Facilities

Priority / Ranking

☐   Second Out Debt shall consist of Second Out First Lien Term Loans and Second Out First Lien Notes which shall be secured by second out priority first liens, which shall be senior in lien priority to the liens securing the Second Lien Debt and the Third Lien Debt and pari passu in lien priority but junior in payment priority with the First Out Debt, pursuant to the intercreditor arrangements described herein and in Annex B attached hereto.

Security / Collateral	☐ The Second Out Debt shall be secured by a second out first priority lien on the same security/collateral as the First Out First Lien Credit Facilities.

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Documentation Principles

☐   Second Out First Lien Term Loans are to be documented under credit documentation separate from the Existing Credit Agreement, but under the same credit agreement as that which will govern any terms loans under the First Out First Lien Credit Facilities and any term loans constituting Other First Out First Lien Debt, subject to the intercreditor arrangements described herein and in Annex B attached hereto.

☐   Second Out First Lien Notes are to be documented under an indenture and other note documentation separate from the 4.125% Secured Notes Indenture and other note documentation governing the Existing Secured Notes and the Second Lien Notes and separate from any other documentation governing any notes constituting Other First Out First Lien Debt, subject to the intercreditor arrangements described herein and in Annex B attached hereto. The Company will use commercially reasonable efforts to ensure that the relevant note documentation provides that any modifications to the documents governing the Second Out First Lien Term Loans (including covenant waivers and amendments and modifications to Collateral or lien priority) will result in corresponding modifications to the documents governing the Second Out First Lien Notes.

☐   As of the date of incurrence of Other First Out First Lien Debt that is obtained in connection with the Transactions, the terms and conditions for the Second Out First Term Loans (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) shall not be less restrictive (when taken as a whole) than the terms and conditions of such Other First Out First Lien Debt (as determined by the Company in its good faith judgment), except for reasonable and customary differences due to the relevant Other First Out First Lien Debt being in the form of bonds or notes subject to an indenture. When readily available and not less than two Business Days prior to the (i) launch of any offering of such Other First Out First Lien Debt (to the extent in the form of debt securities), Borrower shall provide Milbank and Perella drafts of the “description of notes” and “description of intercreditor arrangements” (or comparably entitled sections of the relevant offering document or materials) for such Other First Out First Lien Debt, or (ii) closing date with respect to such Other First Out First Lien Debt (to the extent in the form of loans or other debt instrument(s) not in the form of securities), Borrower shall provide Milbank and Perella drafts of the principal governing documents for such Other First Out First Lien Debt.

15

☐   One or more new collateral trust and intercreditor arrangements in form and substance consistent with Annex B attached hereto which shall provide, among other things, (i) First Lien Debt lien priority over Second Lien Debt and Third Lien Debt, respectively, (ii) First Out Debt priority over Second Out Debt as to the application of proceeds with respect to, and distributions made on account of (x) collateral and (y) any amounts received during an event of default or pursuant to an insolvency proceeding or in connection with the exercise of remedies including any acceleration under the First Lien Debt, and (iii) Second Lien Debt lien priority over Third Lien Debt. The controlling agent in respect of the First Out Debt will have customary control rights as to the exercise of rights and remedies in respect of collateral and in connection with insolvency proceedings.

☐   The Second Out Debt will contain the terms, conditions, representations, warranties, covenants and events of default contained in this Term Sheet (including the terms set forth in Annex A attached hereto) and, except as set forth in this Term Sheet, will otherwise be substantially identical, in all material respects, with (in the case of the Second Out First Lien Term Loans), the Existing Credit Agreement or (in the case of the Second Out First Lien Notes), the 4.125% Secured Notes Indenture, in each case, as modified to reflect the Documentation Principles.

Interest	☐ Second Out First Lien Term Loans: (i) in the case of the TLB-6, SOFR + 330 bps (0% floor) and (ii) in the case of the TLB-7, SOFR + 410 bps (0% floor)[2] ☐ Second Out First Lien Notes: 4.375%

Amortization	☐ Second Out First Lien Term Loan: 1.0% per annum, commencing with the first full fiscal quarter after the Closing Date ☐ Second Out First Lien Notes: None

Tenor

☐   TLB-6: December 31, 2029

☐   TLB-7: December 31, 2030

☐   Second Out First Lien Notes: December 31, 2032

☐   Each of the Second Out First Lien Term Loans will include a springing maturity in the event that more than $25 million principal amount of any TLB-3, TLB-4, Existing Secured Notes or Existing 2030 Unsecured Notes remains outstanding on the date that is 91 days prior to its respective stated maturity date of such existing outstanding debt (as any such date may be extended in connection with any amendment, refinancing or replacement of such debt), with only the principal amount of such existing debt tranche outstanding on the date that is 91 days prior to its stated maturity date counting towards the $25 million limit for such tranche.

Call Protection	☐ TLB-6 and TLB-7: none (same as Existing Credit Agreement) ☐ Second Out First Lien Notes: Call schedule unchanged from 4.125% Secured Notes Indenture

[2]

If, as a result of a reduction in SOFR prior to the Closing Date, the interest rate of the TLB-6 or TLB-7 set forth above would result in a “significant modification” of the TLB-3 or TLB-4 under Treas. Reg. Section 1.1001-3(e)(2), then the interest rate of the TLB-6 and/or TLB-7, as applicable, shall be reduced to the extent necessary to avoid such “significant modification.”

16

Mandatory Prepayments

Substantially consistent with the Existing Credit Agreement and the 4.125% Secured Notes Indenture, as applicable, subject to with the following modifications in respect of asset sale prepayment / offer and reinvestment provisions:

☐   $75 million for any single transaction or series of related transactions as the consideration threshold for general asset sale basket application to trigger “Prepayment Event” under the Existing Credit Agreement / threshold for “Asset Sale” under the 4.125% Secured Notes Indenture (vs. greater of $300 million and 33% of Consolidated EBITDA in existing debt documents).

☐   Elimination of other general asset sales basket provided in Section 6.05(u) of the Existing Credit Agreement.

☐   365-day plus one 180-day reinvestment period (vs. 450 days plus two 180-day reinvestments period in existing debt documents).

☐   Designated Non-Cash Consideration cap of $40 million (vs. greater of $330 million and 5% of Consolidated Total Assets in Existing Credit Agreement). Cannot be used for any Priming Financing/Liability Management Transactions (as defined in Annex A attached hereto).

☐   Elimination of leverage-based step-downs on asset sale sweep amount to 50% and 0%.

☐   Elimination of “Separation Transaction” exception provided in Section 6.05(t) of the Existing Credit Agreement / clause (w) of the 4.125% Secured Notes Indenture.

50% Excess Cash Flow (to be defined the same as such term is defined in, and with the same related provisions as will be contained in, the First Out First Lien Term Loan) sweep to be added to Second Out First Lien Term Loan, with step-downs to 25% and 0% based on first lien net leverage ratios of 4.0x and 3.0x.

Until the First Out First Lien Term Loan (and Other First Out First Lien Debt, if any) is paid in full, all asset sale prepayments (and, in respect of any notes constituting Other First Out First Lien Debt and the Second Out First Lien Notes, asset sale offer amounts) and Excess Cash Flow prepayments shall be offered first to the First Out First Lien Credit Facilities (and Other First Out First Lien Debt, if any) prior to being offered to applicable Second Out First Lien Debt.

17

Maintenance Covenant	☐ None (same as Existing Term Loans and Existing Secured Notes)

Affirmative Covenants	☐ Substantially the same as the Existing Credit Agreement and the 4.125% Secured Notes Indenture, as applicable, as modified to reflect the Documentation Principles.

Negative Covenants	☐ Substantially the same as the Existing Credit Agreement and the 4.125% Secured Notes Indenture, as applicable, as modified to reflect the Documentation Principles.

Representations and Warranties	☐ Substantially the same as the Existing Credit Agreement, as modified to reflect the Documentation Principles.

Events of Default	☐ Substantially the same as the Existing Credit Agreement and the 4.125% Secured Notes Indenture, as applicable, as modified to reflect the Documentation Principles.

Conditions Precedent	☐ Substantially the same as the First Out First Lien Credit Facilities.

Exit Consents

☐   As part of their respective Consents to the Transactions, all Consenting Term Lenders and Consenting Noteholders will agree to provide exit consents to (i) eliminate substantially all covenants, events of default and related definitions in the Existing Credit Agreement and the 4.125% Secured Notes Indenture, respectively, and release all of the collateral securing the Existing Secured Notes and, if and as applicable, terminate existing security and intercreditor documentation in connection with the Existing Secured Notes, (ii) subordinate the liens securing the Existing Credit Agreement as contemplated by this Term Sheet and (iii) permit the Transactions and enter into related documentation including the applicable intercreditor documentation described herein.

18

Second Lien Notes

Facility Size

☐   Approximately $432 million aggregate principal amount, based on the amount of Existing Secured Notes exchanged for Second Lien Notes by the Second Lien Exchanging Creditors pursuant to the Identified Holder Existing Secured Notes Exchange, plus, at STG’s option, up to $50 million aggregate principal amount sold to certain other purchasers of Second Lien Notes for cash, provided, for the avoidance of doubt, that the Transactions are not conditioned on any amount of Second Lien Notes being issued for cash and provided, further, that any debt and lien incurrence capacity under the Second Lien Notes for STG to sell such up to $50 million of Second Lien Notes for cash, if not so sold as of the Closing Date, will not survive beyond the Closing Date absent the consent of the requisite holders of the Second Lien Notes.

Issuer / Guarantors	☐ Same as First Out First Lien Credit Facilities

Priority / Ranking

☐   Second Lien Notes shall be secured by second priority liens, which shall be senior in lien priority to the liens securing the Third Lien Debt and junior in lien priority to the First Out Debt and the Second Out Debt.

Security / Collateral	☐ The Second Lien Notes shall be secured by a second priority lien on the same security/collateral as the First Lien Credit Facilities.

Documentation Principles

☐   Second Lien Notes to be documented under an indenture and other note documentation separate from the 4.125% Secured Notes Indenture and other note documentation governing the Existing Secured Notes or the Second Out First Lien Notes and separate from any other documentation governing any notes constituting Other First Out First Lien Debt, subject to intercreditor arrangements described herein.

☐   One or more new collateral trust and intercreditor arrangements in form and substance consistent with Annex B attached hereto.

☐   The Second Lien Notes will contain the terms, conditions, representations, warranties, covenants and events of default contained in this Term Sheet (including the terms set forth in Annex A attached hereto) and, except as set forth in this Term Sheet, will otherwise be substantially identical, in all material respects, with the 4.125% Secured Notes Indenture, in each case, as modified to reflect the Documentation Principles including the modifications specified below (including under “Negative Covenants” and “Events of Default”).

19

Interest	☐ 9.75%

Tenor	☐ Eight years from issuance.

Call Protection

☐   NC-2 (subject to T+50 make-whole), other than in connection with a change of control or a non-permitted acquisition, merger or other investment or business combination transaction during the first two years (in which case of such change of control or non-permitted transaction event, the call premium, expressed as a percentage of coupon, will be 100%), and thereafter, subject to a call premium, expressed as a percentage of coupon, of 75% (year 3), 50% (year 4), 25% (year five) and at par three years prior to maturity and thereafter.

Mandatory Prepayments

☐   Substantially consistent with the 4.125% Secured Notes Indenture, subject to modifications in respect of asset sale offer and reinvestment provisions as are consistent with the modifications to be effected in the Second Out First Lien Notes, with appropriate modifications for second lien nature of the Second Lien Notes and subject to applicable intercreditor arrangements.

Maintenance Covenant	☐ None

Affirmative Covenants	☐ Substantially the same as the 4.125% Secured Notes Indenture, as modified to reflect the Documentation Principles.

Negative Covenants

☐   Substantially the same as the 4.125% Secured Notes Indenture, as modified to reflect (i) the Documentation Principles, (ii) the second lien nature of the Second Lien Notes, and (iii) basket sizes and dollar thresholds (including grower prongs) being subject to 20% cushions as compared with the applicable First Lien Debt and ratio sizing being subject to 0.25x cushions as compared with the applicable First Lien Debt ratio sizing as of the Closing Date.

20

Events of Default	☐ Substantially the same as the 4.125% Secured Notes Indenture, as modified to reflect the Documentation Principles, and with cross-acceleration to First Lien Debt.

Conditions Precedent	☐ Substantially the same as First Out First Lien Credit Facilities.

Exit Consents

☐   As part of their respective Consents to the Transactions, all Consenting Noteholders (including Second Lien Exchanging Creditors) will agree to provide exit consents to (i) eliminate substantially all covenants, events of default and related definitions in the 4.125% Secured Notes Indenture, and release all of the collateral securing the Existing Secured Notes and, if and as applicable, terminate existing security and intercreditor documentation in connection therewith and (ii) permit the Transactions and enter into related documentation including the applicable intercreditor documentation described herein.

Third Lien Debt and Amendments to Existing Credit Agreement

Facility Size

☐   To be determined based on amount of debt represented by holders not participating or consenting to (i) the Term Loan Exchanges and (ii) the Existing RCF Exchange.

☐   Existing Term Loans and Existing RCF held by non-consenting holders that do not participate in or consent to the Term Loan Exchanges or Existing RCF Exchange, respectively, will hold Third Lien Debt and remain under the Existing Credit Agreement and related documentation, subject to the amendments described under “First Out First Lien Credit Facilities – Exit Consents” and “Second Out Debt – Exist Consents” above

Borrower / Guarantors	☐ Same as under Existing Credit Agreement

Priority / Ranking	☐ Third Lien Debt shall be secured by third priority liens, which shall be junior in lien priority to the liens securing the First Out Debt, the Second Out Debt and the Second Lien Debt

Security / Collateral	☐ The Third Lien Debt shall be secured by a third priority lien on the same security/collateral as the First Out First Lien Credit Facilities.

21

Documentation Principles

☐   Third Lien Debt to remain under the Existing Credit Agreement, subject to the amendments described under “First Out First Lien Credit Facilities – Exit Consents” and “Second Out Debt – Exit Consents” above

☐   One or more new collateral trust or intercreditor arrangements in form and substance consistent with Annex B attached hereto.

Interest	☐ Same as under Existing Credit Agreement

Tenor	☐ Same as under Existing Credit Agreement

4.125% Unsecured Notes and Amendments to Existing Secured Notes

Facility Size

☐   To be determined based on amount of debt represented by holders not participating or consenting to the Existing Secured Note Exchange.

☐   Existing Secured Notes held by non-consenting holders that do not participate in or consent to the Existing Secured Note Exchange will hold unsecured debt and remain under their existing documentation, subject to the amendments described under “Second Out Debt – Exit Consents” above including, if and as applicable, the termination of existing security and intercreditor documentation in connection with the Existing Secured Notes.

Issuer / Guarantors	☐ Same as under 4.125% Secured Notes Indenture

Priority / Ranking	☐ 4.125% Unsecured Notes will be ranked as senior notes which will not be secured by, nor be entitled to be secured by, any collateral

Security / Collateral	☐ None; as part of the Transactions and the amendments described under “Second Out Debt – Exit Consents” above, all of the collateral securing the Existing Secured Notes shall be released

Documentation Principles	☐ 4.125% Unsecured Notes to remain under the 4.125% Secured Notes Indenture, subject to the amendments described under “Second Out Debt – Exit Consents” above

22

Interest	☐ Same as under the Existing Secured Notes

Tenor	☐ Same as under the Existing Secured Notes

23

Exhibit B

Form of Transfer Agreement

Transfer Agreement to Transaction Support Agreement

Reference is made to the Transaction Support Agreement (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”) dated as of January 12, 2025, by and among Sinclair Television Group, Inc. (together with certain of its subsidiaries and other affiliates, collectively, the “Company”) and certain beneficial holders (or investment managers, advisors or subadvisors for any of the beneficial holders) of Creditor Claims (together with their successors and permitted assigns under the Agreement, each, a “Consenting Creditor”), and the other parties thereto.1

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Agreement, by and among the Company and the Consenting Creditors, including the transferor(s) (the “Transferor”) of the applicable Creditor Claims to the Transferee, and the Transferee agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a Consenting Creditor under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the relevant Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the relevant Transfer discussed herein.

This Transfer Agreement shall be governed by the governing law set forth in the Agreement.

Date:

[TRANSFEREE]

By:
Name:
Title:

Principal Amount of Creditor Claims:	$

[1]	Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.,

Exhibit C

Form of Joinder Agreement

Joinder Agreement to Transaction Support Agreement

The undersigned hereby acknowledges that it has reviewed and understands the Transaction Support Agreement (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”) dated as of January 12, 2025, by and among Sinclair Television Group, Inc. (together with certain of its subsidiaries and other affiliates, collectively, the “Company”), and certain beneficial holders (or investment managers, advisors or subadvisors for any of the beneficial holders) of Creditor Claims (together with their successors and permitted assigns under the Agreement, each, a “Consenting Creditor” and, collectively, the “Consenting Creditors”), and the other parties thereto, and the undersigned agrees to be bound as a Consenting Creditor by the terms and conditions thereof binding on the Consenting Creditors with respect to all Creditor Claims held by the undersigned.1

The undersigned hereby makes the representations and warranties of the Consenting Creditors under the Agreement to each other Party, effective as of the date hereof.

This Joinder Agreement shall be governed by the governing law set forth in the Agreement.

Date:

[TRANSFEREE]

By:
Name:
Title:

Principal Amount of Creditor Claims:	$

[1]	Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Annex A

[See Attached]

ANNEX A to Transaction Support Agreement Term Sheet

A. KEY NEGATIVE COVENANTS AND BASKETS AND EXCEPTIONS1

	First Lien Debt[2]	Second Lien Notes

Consolidated EBITDA definition	Consolidated EBITDA (and component definitions thereof) to be as defined in the Existing Credit Agreement, except that (1) any add-backs pursuant to clause (b) of the definition of “Consolidated EBITDA”, other than such amounts attributable to actions taken or initiated before the Closing Date or already included in Consolidated EBITDA for historical periods (which historical exceptions shall be for items disclosed to the Ad Hoc Advisors on December 30, 2024) and/or attributable to specifically identifiable and measurable contractual retransmission revenue from contracts acquired in connection with permitted acquisitions and investments in the broadcast industry, shall be capped at 20% of Consolidated EBITDA for any measurement period (prior to giving effect to such add-backs), and with a 12-month look-forward period and (2) management fees paid by or on behalf of Diamond Sports Group, LLC (“DSG”) to STG or any of its restricted subsidiaries pursuant to the management services agreement between DSG and STG shall be excluded from Consolidated EBITDA.	Same as First Lien Debt.

Ratio calculations	Ratios to be calculated in a manner consistent with the Existing Credit Agreement and the 4.125% Secured Notes Indenture, as applicable, except that (1) for cash and cash equivalents to be “netted” from leverage calculations, such cash and/or cash equivalents must be unrestricted and not constitute the proceeds of long-term (non-revolver draw) indebtedness incurred to finance the relevant transaction for which the relevant ratio is being tested, (2) the calculation of net leverage ratios shall not include approximately $121 million of cash tax payments related to the Diamond Sports Group bankruptcy (with such cash amount restricted for cash “netting” purposes to be reduced as and when tax payments are made) and (3) any cash proceeds of any debt incurrence which incurrence is the relevant transaction for which the relevant ratio is being tested shall not be netted.	Same as First Lien Debt.

[1]

Unless specified in the chart below or in the Transaction Support Agreement (including the Term Sheet and other attachments thereto) to which this annex is attached (the “TSA”), the Definitive Documents shall have terms and conditions substantially identical, in all material respects, with those contained (x) in respect of the First Lien Credit Facilities, in the Existing Credit Agreement and applicable loan documentation entered in connection therewith (or, solely in respect of the First Out First Lien RCF, such other terms as may be agreed by the lenders providing the First Out First Lien RCF, provided that such other terms do not directly and adversely affect the terms of the First Out First Lien Term Loans or the Second Out First Lien Term Loans) and (y) in respect of the Second Out First Lien Notes and the Second Lien Notes, in the 4.125% Secured Notes Indenture and applicable note documentation entered in connection therewith (or, solely in respect of the Second Out First Lien Notes, such other terms as may be agreed by the noteholders participating in the Existing Secured Notes Exchange, provided that the terms of the Second Out First Lien Notes are not materially more favorable (taken as a whole) to such noteholders than the terms of the First Out First Lien Term Loans or the Second Out First Lien Term Loans are to the lenders of the First Lien Credit Facilities, as determined by the Company in good faith), in each case, subject to the Documentation Principles. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the TSA.

[2]	For purposes of this annex, First Lien Debt terms refer to the terms of the applicable First Lien Credit Facilities and the Second Out First Lien Notes (subject to footnote 1 to this annex above).

2

	First Lien Debt[2]	Second Lien Notes
It is understood, for the avoidance of doubt, that any reference to ratio tests are to such ratios calculated on a pro forma basis (including, without limitation, giving pro forma effect to the transactions for which such tests are being run).

Covenant Suspension	Covenant suspension if achieve rating of Baa3 or equivalent (Moody’s), BBB- or equivalent (S&P / Fitch) from two of S&P, Moody’s and Fitch and no default.	Same as First Lien Debt.

Limitations on Priming Financings and other Liability Management Transactions

Include the following restrictions on Priming Financing/Liability Management Transactions.

The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Priming Financing/Liability Management Transaction or make any Investment, sale, transfer or disposition of assets or Restricted Payment in connection therewith.

“Priming Financing/Liability Management Transaction” means (i) any exchange, refinancing, amendment or extension transaction (or any transaction specifically designed to circumvent the restrictions on Priming Financing/Liability Management Transactions) of any existing Indebtedness of the Borrower or any of its Restricted Subsidiaries (the “Existing LMT Debt”) with any other Indebtedness or preferred equity (including that of the Borrower or any of its Affiliates or of any other Person) (the “New LMT Debt”) in a transaction that is designed to directly or indirectly “uptier”, or has the effect of, “uptiering”, holders of such Existing LMT Debt into contractually, effectively (including as to lien priority or recourse to additional assets or through a “double dip” or “pari plus” structure), temporally (i.e., inside maturity) or structurally senior New LMT Debt (“Priming Debt”) or (ii) the issuance of any Priming Debt, in each case, other than certain ordinary course exceptions (of the kind listed below):

☐   Permitted LM Transactions (as defined herein).

☐   The incurrence of indebtedness to finance an acquisition secured by the acquired assets and/or guaranteed by an acquired entity, so long as such indebtedness and the acquisition are permitted under the covenants and any acquired assets that constitute Collateral are pledged to the lenders and holders of the Company’s other indebtedness and any acquired restricted subsidiary grants a guarantee of such other indebtedness, in each case to the extent required (and within the periods required) under the applicable credit agreements and indentures.

☐   The refinancing of ordinary course capital leases or finance leases or of other Indebtedness secured by assets not constituting Collateral with other indebtedness permitted under the debt and lien covenants.

Same as First Lien Debt.

INDEBTEDNESS

3

	First Lien Debt[2]	Second Lien Notes
First-Out Debt

May only incur first out first lien term debt in connection with the Transactions in an amount sufficient to fund the sources and uses of such Transactions (as further specified in the definition of “First Out Debt Cap” in the Term Sheet); such first out first lien term debt shall not have obligors or guarantors other than Loan Parties or be secured by assets other than Collateral. Such first out first lien debt shall not be reborrowed after repayment, other than in a refinancing that is subject to typical permitted refinancing requirements, including (i) not shortening the stated maturity or weighted average life to maturity of the debt being refinanced, (ii) not increasing the principal amount (or accreted value of any debt issued with OID), other than reasonable and customary refinancing fees, unpaid and accrued interest, and call premiums and closing costs and expenses, (iii) not adding obligors or guarantors other than Loan Parties and (iv) not being secured by assets other than Collateral.

May only incur revolving first out first lien debt up to $650 million under the First Lien First Out RCF in the aggregate (including funded amounts and letters of credit) pursuant to a bona fide revolving facility (i) that is provided by one or more commercial banks, (ii) whose use of proceeds shall be for working capital and other ordinary course uses (including debt interest payments and permitted parent overhead costs), ordinary course distributions and dividends, permitted investments and permitted restricted payments, except that (x) draws may be made to make RDPs only as long as the Non-Extended TL RDP Basket, the Unsecured/Junior Lien RDP Basket, Junior Capital Build RDP Basket or the 3.25x RDP Basket is used for such RDP, and (y) draws may be made to permanently retire and repay any remaining revolving loans under the Third Lien RCF, or refinance the Third Lien RCF within 15 months of maturity of the Third Lien RCF utilizing any available $650 million First Out RCF capacity or available restricted payments or restricted junior debt payments capacity. The First Out RCF and the Third Lien RCF shall not have obligors or guarantors other than Loan Parties or be secured by assets other than Collateral.

In the event that the committed principal facility sizes of all revolving credit facilities incurred under clause (b) of the definition of “First Out Debt Cap” in the Term Sheet and the Third Lien RCF exceed $650 million in the aggregate, no more than $650 million will be permitted to be drawn (including any letter of credit exposure) in the aggregate under such revolving credit facilities at any one time.

N/A, except to permit 1L capacity and, in the case of RCF capacity, to permit first lien (including first out first lien) RCF of up to the greater of $650 million and 75% of Consolidated EBITDA.

Incremental Facility

May not incur first out first lien incremental debt but may incur second out first lien debt (or debt junior thereto) as incremental debt as set out below.

Uncommitted Incremental Facilities: Up to the amount equal to the principal amount of the Existing 2027 Unsecured Notes outstanding at the time any such debt is incurred (and the proceeds of any such incurred amount shall be required to be used to repurchase/redeem outstanding Existing 2027 Unsecured Notes) (such debt if so incurred and utilized, the “Free and Clear Incremental Debt”), plus unlimited (i) second out first lien amounts subject to (a) a first lien net leverage ratio of 3.75x or (b) if amounts are used to fund an acquisition or investment, a no worse first lien net leverage ratio, (ii) junior secured (which may be second lien or lower priority) amounts subject to (a) a total secured net leverage ratio of 5.0x or (b) if amounts are used to fund an acquisition or

Substantially consistent with the First Lien Debt (and with ratio capacity described below under “Incurrence (Ratio Debt) Exception)”.

4

	First Lien Debt[2]	Second Lien Notes

investment, a no worse total secured net leverage ratio or (iii) unsecured amounts subject to either (A) (a) a total net leverage ratio of 7.0x or (b) if amounts are used to fund an acquisition or investment, a no worse total net leverage ratio or (B) (a) an interest coverage ratio of 2.0x or (b) if amounts are used to fund an acquisition or investment, a no worse interest coverage ratio.

Junior lien or unsecured ratio debt under clauses (ii) and (iii) above subject to not maturing inside of then outstanding TLB-6 and TLB-7. Second out first lien ratio debt under clause (i) above subject to not maturing inside of TLB-6 and TLB-7 (but may be co-terminous including with respect to incremental term loan facility increases of TLB-6 and/or TLB-7). All incremental facility debt must be borrowed from or issued to non-affiliates and bear interest at then-prevailing market rates, cannot have guarantors or obligors other than Loan Parties and cannot be secured by assets other than the Collateral.

Incurrence (Ratio Debt) Exception

May not incur first out first lien ratio debt but may incur second out first lien debt (or debt junior thereto) as ratio debt as set out below.

3.75x first lien net leverage for second out first lien debt, 5.0x total secured net leverage for junior lien debt, and either 7.0x total net leverage or 2.0x interest coverage ratio for unsecured debt, in each case or “no worse than” the applicable ratio prior to giving pro forma effect to the applicable transaction in the case of amounts used to fund an acquisition or investment.

Junior lien or unsecured ratio debt subject to not maturing inside of then outstanding TLB-6 and TLB-7 and second out first lien ratio debt subject to not maturing inside of TLB-6 and TLB-7 (but may be co-terminous including with respect to incremental term loan facility increases of TLB-6 and/or TLB-7).

All ratio debt must be borrowed from or issued to non-affiliates and bear interest at then-prevailing market rates, cannot have guarantors or obligors other than Loan Parties and cannot be secured by assets other than the Collateral.

May incur first lien ratio debt utilizing ratio capacity, whether first out or second out, as ratio debt as set out below.

4.25x first lien net leverage for first lien debt, 5.0x total secured net leverage for second lien or junior lien debt, and either 7.0x total net leverage or 2.0x interest coverage ratio for unsecured debt, in each case or “no worse than” the applicable ratio prior to giving pro forma effect to the applicable transaction in the case of amounts used to fund an acquisition or investment.

Same maturity conditions and other conditions as First Lien Debt in respect of ratio debt incurrences.

Notes and other existing debt Basket	Existing and new STG notes and other debt in existence on the Closing Date (including any notes or other debt constituting Other First Out First Lien Debt, subject to the First Out Debt Cap, Second Out First Lien Notes (including any amounts permitted to be exchanged or refinanced into second out first lien term notes post-closing), Second Lien Notes, any Unsecured Notes, Existing 2027 Unsecured Notes, Existing 2030 Unsecured Notes, any Third Lien RCF and any Third Lien Term Loan) and permitted refinancings thereof	Substantially the same as First Lien Debt; to permit debt in existence on the Closing Date (including any amounts permitted to be exchanged or refinanced into second out first lien term notes post-closing), and permitted refinancings thereof.

Equity contribution debt	100% per dollar of equity contributions not used for available amount, which must (i) be unsecured or, if secured, secured only by Collateral on a junior basis to the second out first lien debt and (ii) not have guarantors or obligors other than Loan Parties and cannot be secured by assets other than the Collateral.	100% per dollar of equity contributions not used for available amount, which must (i) be unsecured or, if secured, secured only by Collateral on a junior basis to the second lien debt and (ii) not have guarantors or obligors other than Loan Parties and cannot be secured by assets other than the Collateral.

5

	First Lien Debt[2]	Second Lien Notes

Permitted Receivables Financings	Permitted up to greater of $375 million and 40% of Consolidated EBITDA, provided that the assets to be sold or contributed into and/or financed by such facilities will be limited to accounts receivable and related accounts receivable collections, proceeds, records and other similar assets (other than, for the avoidance of doubt, any customary indemnities, reps and covenants made by the Company in connection therewith. Cannot be used for any Priming Financing/Liability Management Transactions.	Same as the First Lien Debt.

Indebtedness to finance the acquisition construction, expansion, repair or improvement of fixed or capital assets

Combine cap lease, sale leaseback and subordinated film debt baskets and cap in aggregate amount of $150 million, provided that any existing arrangements (and permitted refinancings thereof) are also scheduled out as permitted.

Must be used for bona fide capital lease, sale leaseback or subordinated film debt purposes and not for an asset-based lending facility, securitization or a Priming Financing/Liability Management Transaction.

Same as the First Lien Debt.

Sale Leaseback debt	See immediately above.	Same as the First Lien Debt.

General debt basket	$125 million (and cannot be first lien secured) and, must (i) mature outside of then outstanding TLB-5, TLB-6 and TLB-7, (ii) be borrowed from or issued to non-affiliates, (iii) bear interest at then-prevailing market rates and (iv) have covenants which are not, taken as a whole, materially more restrictive than the terms of the then outstanding TLB-5, TLB-6 and TLB-7; provided that the foregoing clauses (i), (iii) and (iv) shall not apply to up to $50 million of indebtedness incurred in the ordinary course of business. Cannot be used for Priming Financing/Liability Management Transactions.	Greater of $150 million and 25% of Consolidated EBITDA (may be first lien secured) and same maturity and other conditions as First Lien Debt otherwise (except with respect to $50 million of indebtedness incurred in the ordinary course portion, consistent with the First Lien Debt).

Indebtedness of non-Loan Parties (stand-alone dollar basket)	Combine non-guarantor debt and foreign sub debt baskets into non-guarantor debt basket of $25 million. Cannot be used for any Priming Financing/Liability Management Transactions.	Same as the First Lien Debt.

Foreign Sub debt	See above.	Same as the First Lien Debt.

Assumed/ Acquisition indebtedness	No dollar basket but permitted to finance a Permitted Acquisition, to the extent relevant Investment baskets or exceptions are used and pro forma first lien net leverage being no worse than prior to the related permitted acquisition or investment. Debt must be second out first lien priority or junior secured or unsecured; cannot be first out first lien debt.	No dollar basket but permitted to finance a Permitted Acquisition, to the extent relevant Investment baskets or exceptions are used and pro forma second lien net leverage being no worse than prior to the related permitted acquisition or investment.

Subordinated Film Indebtedness	See above, provided such film debt is subordinated.	Same as the First Lien Debt.

6

	First Lien Debt[2]	Second Lien Notes
Refinancing Indebtedness / Exchanges	Substantially the same as the applicable existing STG debt, including as to maturity conditions, provided that the lien, temporal (i.e., inside maturity), structural and contractual priority of the refinancing debt cannot be superior to that of the refinanced debt, and the terms of the refinancing are not materially more restrictive (taken as a whole) as compared with the then outstanding TLB-5, TLB-6 and TLB-7, except that improving lien priority of unsecured or junior lien debt in connection with refinancing is permitted so long as the refinancing debt is junior in lien priority to the first lien debt (first out and second out).

Substantially the same as the applicable existing STG debt, including as to maturity conditions, provided that the lien, temporal (i.e., inside maturity), structural and contractual priority of the refinancing debt cannot be superior to that of the refinanced debt, and the terms of the refinancing are not materially more restrictive (taken as a whole) as compared with the then outstanding TLB-5, TLB-6 and TLB-7, except that improving lien priority of unsecured or junior lien (i.e., junior in lien priority to the Second Lien Notes) debt in connection with refinancing is permitted so long as the refinancing debt is junior in lien priority to the Second lien debt.

To permit refinancings (including exchanges) of non-extended Third Lien Term Loan (i) with second lien or unsecured debt which (1) matures outside of the non-extended Third Lien Term Loan, (2) is not provided by an affiliate, (3) bears interest at then-prevailing market rates and (4) has covenants which are not, taken as a whole, materially more restrictive to the Company than the terms of the then outstanding TLB-5, TLB-6 and TLB-7, or (ii) with second out first lien debt (which, for the avoidance of doubt ranks pari passu in all contractual, effective and lien priority respects with the then outstanding TLB-6 and TLB-7 and has covenants which are not, taken as a whole, materially more restrictive to the Company than the terms of the then outstanding TLB-5, TLB-6 and TLB-7) if incurred within 15 months of the applicable final maturity of the applicable Third Lien Term Loan and pro forma first lien net leverage would be 4.0x or less (the “Inside 4x Basket”). The transactions permitted by the foregoing paragraph are “Permitted LM Transactions”.

If the Existing Secured Notes Exchange is completed or early settled on or prior to the Closing Date, any non-extended Unsecured Notes may be refinanced into junior lien (to first lien) or unsecured debt, provided that the temporal (i.e., inside maturity), structural and contractual priority of the refinancing debt cannot be superior to that of the refinanced debt and the terms of the refinancing are not materially more restrictive (taken as a whole) to the Company as compared with the then outstanding TLB-5, TLB-6 and TLB-7. The transactions permitted by the foregoing paragraph are “Permitted LM Transactions.”

If the Existing Secured Notes Exchange is not completed or early settled on or prior to the Closing Date, (x) up to the amount of outstanding Existing Secured Notes (after giving effect to the consummation of the Transactions, not including the Existing Secured Notes Exchange) shall be permitted to be exchanged into Second Out First Lien Notes after the Closing Date pursuant to the Existing Secured Notes Exchange and (y) any non-extended Unsecured Notes may be refinanced into junior lien (to first lien) or unsecured debt, provided that the temporal (i.e., inside maturity), structural and contractual priority of the refinancing debt cannot be superior to that of the refinanced debt and the terms of the refinancing are not materially more restrictive (taken as a whole) to the Company as compared with the then outstanding TLB-5, TLB-6 and TLB-7 and the maturity date shall be no earlier than the relevant Unsecured Notes being refinanced. The transactions permitted by the foregoing paragraph are “Permitted LM Transactions.”

To permit refinancings (including exchanges) of non-extended Third Lien Term Loan (i) with junior lien (in lien priority to the Second Lien Notes) or unsecured debt which (1) matures outside of the non-extended Third Lien Term Loan, (2) is not provided by an affiliate, (3) bears interest at then-prevailing market rates and (4) has covenants which are not, taken as a whole, materially more restrictive to the Company than the terms of the then outstanding TLB-5, TLB-6 and TLB-7, or (ii) with first lien debt (which has covenants which are not, taken as a whole, materially more restrictive to the Company than the terms of the then outstanding TLB-5, TLB-6 and TLB-7) if incurred within 15 months of the applicable final maturity of the applicable Third Lien Term Loan and pro forma first lien net leverage would be 4.0x or less (the “Inside 4x Basket”).

If the Existing Secured Notes Exchange is completed or early settled on or prior to the Closing Date, any non-extended Unsecured Notes may be refinanced into junior lien (to second lien) or unsecured debt, provided that the temporal (i.e., inside maturity), structural and contractual priority of the refinancing debt cannot be superior to that of the refinanced debt and the terms of the refinancing are not materially more restrictive (taken as a whole) to the Company as compared with the then outstanding TLB-5, TLB-6 and TLB-7.

If the Existing Secured Notes Exchange is not completed or early settled on or prior to the Closing Date, (x) up to the amount of outstanding Existing Secured Notes (after giving effect to the consummation of the Transactions, not including the Existing Secured Notes Exchange) shall be permitted to be exchanged into Second Out First Lien Notes after the Closing Date pursuant to the Existing Secured Notes Exchange and (y) any non-extended Unsecured Notes may be refinanced into junior lien (to second lien) or unsecured debt, provided that the temporal (i.e., inside maturity), structural and contractual priority of the refinancing debt cannot be superior to that of the refinanced debt and the terms of the refinancing are not materially more restrictive (taken as a whole) to the Company as compared with the then outstanding TLB-5, TLB-6 and TLB-7 and the maturity date shall be no earlier than the relevant Unsecured Notes being refinanced.

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	First Lien Debt[2]	Second Lien Notes
LIENS

General Liens Basket	$25 million, and cannot be utilized to secure first out first lien debt (but may be used to secure second out first lien debt or any junior lien debt).	$50 million (may be used to secure first lien debt, second lien debt or any junior lien debt).

Ratio-based Secured Debt	See above “Incurrence (Ratio Debt) Exception”. For the avoidance of doubt, see also above “Incremental Facility” including in respect of securing Free and Clear Incremental Debt.	See above “Incurrence (Ratio Debt) Exception”. For the avoidance of doubt, see also above “Incremental Facility” including in respect of securing Free and Clear Incremental Debt.

INVESTMENTS

General Investments Basket	Greater of $150 million and 20% of Consolidated EBITDA. Cannot be used for Restricted Payments, Junior Debt Prepayments or Priming Financing/Liability Management Transactions.	Greater of $187 million and 25% of Consolidated EBITDA. Cannot be used for Restricted Payments, Junior Debt Prepayments or Priming Financing/Liability Management Transactions.

Ratio Incurrence Investments	3.75x first lien net leverage test for unlimited investments, subject to no payment or bankruptcy EoD. Cannot be used for Restricted Payments, Junior Debt Prepayments or Priming Financing/Liability Management Transactions.	4.75x secured lien net leverage (through second lien) test for unlimited investments, subject to no payment or bankruptcy EoD. Cannot be used for Restricted Payments, Junior Debt Prepayments or Priming Financing/Liability Management Transactions.

Investments in a Similar Business	To remove.	To remove.

Investments in Unrestricted Subsidiaries	$50 million. Cannot be used for Restricted Payments, Junior Debt Prepayments or Priming Financing/Liability Management Transactions.	Same as the First Lien Debt.

Investments in JVs

Substantially the same as existing STG debt.

To clarify that “media for equity” transactions (e.g., selling media inventory for equity in counter-parties) will be generally permitted under all relevant covenants, provided that acquired equity is held within the restricted group, and not used for Priming Financing/Liability Management Transactions.

Same as the First Lien Debt.

8

	First Lien Debt[2]	Second Lien Notes

Purchase Options on Stations	Greater of $100 million and Commensurate Percentage of Consolidated EBITDA[3]	Same as the First Lien Debt.

RESTRICTED PAYMENTS

Stock buy-back basket	Clause (i) and additional $200mm basket for stock repurchases to be removed, provided (1) other clauses from existing STG debt remain and (2) may utilize excess capacity under $0.25 / $0.30 per share per quarter RP exception below.	Same as the First Lien Debt.

General RP / junior debt prepayment basket	$25 million	$50 million, plus permitted to repurchase junior debt held by or on behalf of [*****] and its affiliates.

Dividend of Equity Interests of Unrestricted Subsidiaries	Delete	Delete

Other RP Baskets	To remove these exceptions.	To remove these exceptions.

Ratio RP basket	Unlimited subject to a first lien net leverage of less than or equal to 3.00x, and no payment or bankruptcy EoD. Cannot be used for Priming Financing/Liability Management Transactions.	Unlimited subject to a secured lien net leverage (through second lien) of less than or equal to 4.25x, and no payment or bankruptcy EoD. Cannot be used for Priming Financing/Liability Management Transactions.

JV put/call arrangements	Permitted to acquire equity of JV partners pursuant to put / call or similar arrangements, consistent with Existing Credit Agreement / 4.125% Secured Notes Indenture.	Same as the First Lien Debt.

Parent unfunded obligations when such obligations are due and payable	To remove Section 6.08(a)(xx) and (xxii).	To remove; same as the First Lien Debt.

[3]

“Commensurate Percentage of Consolidated EBITDA” means the commensurate percentage of Consolidated EBITDA (to be defined substantially the same as the Existing Credit Agreement, as modified to reflect the changes described in Annex A attached hereto), to be calculated based on the amount that the relevant dollar prong represents as a percentage of trailing 8 quarters Consolidated EBITDA divided by two for the most recent period for which Company quarterly financial statements are available prior to the Closing Date (such relevant percentage, “Commensurate Percentage of Consolidated EBITDA”).

	First Lien Debt[2]	Second Lien Notes

Parent General and Administrative Expenses	To remove – See above.	To remove; same as the First Lien Debt.

Parent Capital Expenditures	To remove – See above.	To remove; same as the First Lien Debt.

Other Ordinary expenses of Parent	To remove – See above.	To remove; same as the First Lien Debt.

Permitted cash dividends to parent/Post-IPO exception	$0.25 per share (or, if pro forma first lien net leverage is 3.25x or less, $0.30 per share) of common stock outstanding per fiscal quarter (as adjusted for stock splits, stock consolidations and similar transactions), which capacity may be used for dividends or stock repurchases). No post-IPO exception contained in Section 6.08(a)(xii) of the Existing Credit Agreement.	$0.25 per share (or, if pro forma secured lien net leverage (through second lien) is 4.50x or less, $0.30 per share) of common stock outstanding per fiscal quarter (as adjusted for stock splits, stock consolidations and similar transactions), which capacity may be used for dividends or stock repurchases). No post-IPO exception contained in Section 6.08(a)(xii) of the Existing Credit Agreement.

General Junior Debt Prepayments

Expand covenant restricting junior debt prepayments to apply to junior lien (as compared with First Lien Debt) including permanent prepayments of the Third Lien RCF and unsecured debt, but to carve out redemption / repayment of Existing 2027 Unsecured Notes.

To permit permitted refinancings (including via exchanges) of non-extended Third Lien Term Loans (or other outstanding junior lien debt, including Third Lien RF) and of Existing Secured Notes including as specified under “Refinancing Indebtedness / Exchanges” above. The transactions permitted by the foregoing paragraph are “Permitted LM Transactions.”

Exchanges or refinancings of junior (i.e., 2nd lien or lower) debt into junior debt permitted, provided that the maturity of such exchange or refinancing debt cannot be inside the maturity of the exchanged or refinanced debt, cannot improve the structural or contractual priority of the exchange or refinancing debt as compared with the exchanged or refinanced debt, and the terms of the exchange or refinancing debt are not materially more restrictive (taken as a whole) as compared with the then outstanding TLB-5, TLB-6 and TLB-7. The transactions permitted by the foregoing paragraph are “Permitted LM Transactions.”

Up to $100 million of non-extended Third Lien Term Loan may be repurchased for cash at a repurchase price lower than the prevailing trading prices of both the TLB-6 and TLB-7 at the time of such repurchase (the “Non-Extended TL RDP Basket”). The transactions permitted by the foregoing paragraph are “Permitted LM Transactions.”

To permit up to $125 million of repurchases of unsecured debt and/or junior lien (second lien or lower) debt (other than Third Lien Term Loans) at a discount to par (the “Unsecured/Junior Lien RDP Basket”). The transactions permitted by the foregoing paragraph are “Permitted LM Transactions.”

Expand covenant restricting junior debt prepayments to apply to junior lien (as compared with Second Lien Debt) including permanent prepayments of the Third Lien RCF and unsecured debt, but to carve out redemption / repayment of Existing 2027 Unsecured Notes.

To permit permitted refinancings (including via exchanges) of non-extended Third Lien Term Loans (or other outstanding junior lien debt, including Third Lien RF) and of Existing Secured Notes including as specified under “Refinancing Indebtedness / Exchanges” above.

Exchanges or refinancings of junior (i.e., junior to Second Lien Notes) debt into junior debt (to the Second Lien Notes) permitted, provided that the maturity of such exchange or refinancing debt cannot be inside the maturity of the exchanged or refinanced debt, cannot improve the structural or contractual priority of the exchange or refinancing debt as compared with the exchanged or refinanced debt, and the terms of the exchange or refinancing debt are not materially more restrictive (taken as a whole) as compared with the then outstanding TLB-5, TLB-6 and TLB-7.

Non-Extended TL RDP Basket: same as the First Lien Debt.

Unsecured/Junior Lien RDP Basket: same as the First Lien Debt, except “junior lien” to refer to junior lien to Second Lien Notes.

To permit unlimited purchases of unsecured debt and/or junior lien debt pursuant 4.50x RDP Basket (as defined below).

Junior debt prepayment capacity increased by amount of Junior Capital Build RDP Basket (which, in the case of the Second Lien Notes, will refer to junior to second lien rather than first lien debt raises).

10

	First Lien Debt[2]	Second Lien Notes

To permit unlimited purchases of unsecured debt and/or junior lien debt pursuant to the 3.25x RDP Basket (defined below).

Junior debt prepayment capacity increased by amount of equity contributions or junior (to first lien) debt raises, in each case, not in duplication of amounts that are used pursuant to Available Amount capacity (the “Junior Capital Build RDP Basket”).

Ratio Junior Debt Prepayments	To allow unlimited prepayments of junior debt subject to a first lien net leverage ratio of less than or equal to 3.25x and no payment or bankruptcy EoD (the “3.25x RDP Basket”). Cannot be used for Priming Financing/Liability Management Transactions.	To allow unlimited prepayments of junior debt (to the Second Lien) subject to a secured lien net leverage (through second lien) of less than or equal to 4.50x and no payment or bankruptcy EoD (the “4.50x RDP Basket”). Cannot be used for Priming Financing/Liability Management Transactions.

Limitations on reclassification of Restricted Payments / Investments	To limit reclassification into unlimited ratio-based RPs and ratio-based Investments but otherwise permit reclassification (and, for the avoidance of doubt, permit reclassification of debt and liens basket usage in a manner substantially consistent with the existing STG debt documents).	Same as the First Lien Debt.

AVAILABLE AMOUNT:

Starter basket	No starter	$250 million starter amount.

Build-up amount:

Same Available Amount build formula as existing STG debt (based on 100% of cumulative EBITDA less 1.4x cumulative interest expense since beginning of build), commencing with the first day of the fiscal quarter in which the Closing Date occurs.

Company to provide the administrative agent, on behalf of the lenders, with disclosure of build amount on quarterly basis in compliance certificates.

Same Available Amount build formula as the First Lien Debt.

Usage Tests	Usage available (i) for Junior Debt Payments only when pro forma first lien net leverage is 3.75x or less and (ii) for Restricted Payments only when pro forma first lien net leverage is 3.50x or less; provided that in all cases there is no payment or bankruptcy EoD that is in effect or would result from such payments.	Usage available for Junior Debt Payments or Restricted Payments only when pro forma total secured net leverage (through second lien) is 5.0x or less; provided that in all cases there is no payment or bankruptcy EoD that is in effect or would result from such payments.

11

	First Lien Debt[2]	Second Lien Notes

Availability	Available for Investments, Restricted Payments and Junior Debt Prepayments	Available for Investments, Restricted Payments and Junior Debt Prepayments

B. OTHER TERMS / ANTI-LMT PROVISIONS

	First Lien Debt	Second Lien Notes

Unrestricted Subsidiary / Anti-LMT Provisions

Include the following limitations:

Persons that are not Loan Parties may not hold material IP, material FCC licenses or any other material assets, and Issuer and restricted subs may not sell, transfer or dispose of such assets to such Persons that are not Loan Parties, except in connection with (i) a bona-fide sale for cash or cash equivalents to an unaffiliated third party, (ii) a bona-fide joint venture with an unaffiliated third party in the ordinary course of business, using available Investment capacity, (iii) non-exclusive licensing arrangements or (iv) the sale, transfer or disposition of accounts receivable and related accounts receivable collections, proceeds, records and other similar assets in connection with a permitted receivables facility. (J Crew protections)

Guarantees will not be released (i) in connection with any Priming Financing/Liability Management Transaction, (ii) upon the Guarantor becoming a Person that is not a wholly-owned Subsidiary except in connection with a bona-fide joint venture with an unaffiliated third party in the ordinary course of business, using available Investment capacity or (iii) upon the Guarantor otherwise becoming an Excluded Subsidiary primarily for the purpose of releasing the relevant Guarantee. Any release of a Guarantor will be deemed to be the incurrence of an Investment in such released Guarantor at the time of such release. (Chewy protections)

90% affected lender consent will be required for amendments having the effect of lien subordination, payment subordination, lowering waterfall priority or structural subordination (including any waivers or amendments of the J Crew protections, Chewy protections and the Limitations on Priming Financing/Liability Management Transactions), except where all lenders are provided an opportunity to provide a pro rata share of any “senior” indebtedness on the same terms and for the same fees and benefits. (Serta protections)

Covenant to be added against Unrestricted Subsidiaries paying disproportionate dividends to persons other than the Borrower and Restricted Subsidiaries.

Same as the First Lien Debt.

12

	First Lien Debt	Second Lien Notes

To add restrictions on vote “gerrymandering” via “entry consents” or in connection with a Priming Financing/Liability Management Transaction.

For the avoidance of doubt, the ability to designate Unrestricted Subsidiaries subject to having sufficient investment capacity to do so will be retained.

License Subsidiary Covenant

First Lien Credit Facilities to clarify covenant does not restrict channel sharing, hosting or spectrum usage agreement to lease spectrum for data distribution, datacasting or other ancillary services such as arrangements to provide NextGen 3.0 technology, and transfer restrictions only apply to outright sales and exclusive licensing of Broadcast Licenses (but not to licensing of datacasting or other excess spectrum).

New Second Out First Lien Notes and Second Lien Notes to match 4.125% Secured Notes Indenture (i.e., no separate covenant).

N/A; no separate covenant.

13

Annex B

Intercreditor and Collateral Trust Agreement Terms1

Parties

First Out First Lien Debt Facilities:	Debt facilities consisting of the TLB-5, Other First Out First Lien Debt, AHG Up-Tier Notes (if any) and/or the First Out First Lien RCF (all obligations arising thereunder and under any permitted refinancing or additional pari passu debt, the “First Out First Lien Obligations”; and the lenders, noteholders, agents, trustees and other secured parties thereunder, the “First Out First Lien Secured Parties”).

Second Out First Lien Debt Facilities:	Debt facilities consisting of the TLB-6, the TLB-7 and the Second Out First Lien Notes (all obligations arising thereunder and any permitted refinancing or additional pari passu debt, the “Second Out First Lien Obligations”, and together with the First Out First Lien Obligations, the “First Lien Obligations”; and the lenders, noteholders, agents, trustees and other secured parties thereunder, the “Second Out First Lien Secured Parties”, and together with the First Out First Lien Secured Parties, the “First Lien Secured Parties”).

Second Lien Debt Facility:	Debt facility consisting of the Second Lien Notes (all obligations arising thereunder and under any permitted refinancing or additional pari passu debt, the “Second Lien Obligations”; and the lenders, noteholders, agents, trustees and other secured parties thereunder, the “Second Lien Secured Parties”).

Third Lien Debt Facilities:	Debt facilities consisting of the Third Lien Term Loan and the Third Lien RCF (all obligations arising thereunder and under any permitted refinancing or additional pari passu debt, the “Third Lien Obligations”; and the lenders, noteholders, agents, trustees and other secured parties thereunder, the “Third Lien Secured Parties”).

[1]	All capitalized terms used but not defined herein have the meanings given to them in the Term Sheet to which this Annex is attached, including the other Annexes thereto

1

INTERCREDITOR TERMS

Priority of Liens:

The liens and security interests in the Collateral (as defined below) securing the First Lien Obligations (such liens and security interests, collectively, the “First Liens”) shall be secured by a valid, binding, continuing, enforceable, fully perfected first priority security interest in and lien on the Collateral, subject to the terms of the Collateral Trust Agreement and the Intercreditor Agreement (each as defined below).

The liens in the Collateral securing the Second Lien Obligations (collectively, the “Second Liens”) shall be secured by a valid, binding, continuing, enforceable, fully perfected junior priority security interest in and lien on the Collateral, subject and subordinate to the First Liens and subject to the terms of the Intercreditor Agreement.

The liens in the Collateral securing the Third Lien Obligations (collectively, the “Third Liens”) shall be secured by a valid, binding, continuing, enforceable, fully perfected junior priority security interest in and lien on the Collateral, subject and subordinate to the First Liens and the Second Liens and subject to the terms of the Intercreditor Agreement.

Priority of Collateral Proceeds:

Application of Collateral Proceeds Between the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations:

The Collateral or proceeds thereof or other amounts received in connection with the sale or other disposition of, or collection on or distribution on account of, such Collateral upon the exercise of remedies or any transfer or disposition in lieu thereof as a secured party or during an insolvency or bankruptcy proceeding shall be applied, first, to the First Lien Obligations (and allocated among the First Lien Obligations in accordance with the Collateral Trust Agreement) and, second, following the occurrence of the Payment in Full of the First Lien Obligations, to the Second Lien Obligations (and, if and as applicable, allocated among the Second Lien Obligations in accordance with the Intercreditor Agreement and, if applicable, any pari passu intercreditor agreements governing such Second Lien Obligations), and, third, following the occurrence of the Payment in Full of the Second Lien Obligations, to the Third Lien Obligations (and, if and as applicable, allocated among the Third Lien Obligations in accordance with the Intercreditor Agreement and, if applicable, any pari passu intercreditor agreements governing such Third Lien Obligations).

The foregoing shall apply, notwithstanding the actual date and time of execution, delivery, recordation, filing or perfection of the loan documents, or the lien or priority of payment thereof, and notwithstanding whether any of the First Lien Debt Facilities or any claim for the First Lien Obligations is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code.

2

Payments Over. Any Collateral or proceeds thereof or other amounts received by any Junior Priority Secured Party in connection with the exercise of any right or remedy (including set off, recoupment or credit bid) or in any bankruptcy or insolvency proceeding relating to the Collateral, or any other payments received by any Junior Priority Secured Party in contravention of the intercreditor arrangements described herein (the agreement reflecting such arrangements in respect of intercreditor arrangements as to and among the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations, the “Intercreditor Agreement”) prior to the Payment in Full of the First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the Collateral Trustee for distribution to the applicable First Lien Representative(s) in accordance with the terms of the Collateral Trust Agreement in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Trustee will be authorized to make any such endorsements as agent for the Junior Priority Representatives or any such Junior Priority Secured Party, and such authorization is coupled with an interest and is irrevocable.

No Action with Respect to Collateral:	(i) The Junior Priority Secured Parties shall not commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or institute any action or proceeding with respect to any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any loan document, applicable law or otherwise (an “Enforcement Action”) at any time when such Collateral shall be subject to any lien and any First Lien Obligations shall remain outstanding or any commitment to extend credit that would constitute First Lien Obligations secured by such lien shall remain in effect, it being agreed that only the Collateral Trustee, acting at the direction of the Controlling First Lien Representative, acting in accordance with the applicable loan documents or applicable law, shall be entitled to take any such actions or exercise any such remedies during such time, all in such order and such

3

manner as it may determine in its sole discretion; provided that the proceeds of any such Enforcement Actions are applied in accordance with the section “Payments” in this Annex B, provided, further, that the Junior Priority Lenders may direct the applicable Junior Priority Representative(s) to exercise any or all such rights with respect to the Collateral after a period (the “Standstill Period”) of two hundred and seventy (270) consecutive days has elapsed from the date of delivery of written notice to the applicable Junior Priority Representative(s) by the requisite Junior Priority Lenders, as applicable, stating that an event of default has occurred and is continuing under the applicable Junior Priority Debt Facility and stating their intention to exercise their rights, which actions may be taken only so long as the Controlling First Lien Representative has not commenced or is not diligently pursuing any of Enforcement Actions with respect to a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any bankruptcy, insolvency or liquidation proceeding).

(ii) The Junior Priority Lenders may take any Enforcement Actions with respect to the Collateral after the termination of the Standstill Period to the extent permitted by clause (i) above. If the Junior Priority Lenders exercise any rights or remedies with respect to such Collateral in accordance with this provision and thereafter the Controlling First Lien Representative commences and diligently pursues the exercise of any of its rights or remedies with respect to a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any bankruptcy, insolvency or liquidation proceeding), the Standstill Period shall recommence and the Junior Priority Lenders shall rescind any such rights or remedies already exercised with respect to the Collateral.

(iii) After the Payment in Full of the First Lien Obligations, the Junior Priority Lenders may exercise any of their rights or remedies with respect to the Collateral, subject to the terms of the Intercreditor Agreement.

No Interference Provisions:

Subject to the provisions in the sections “Rights of Lenders” and “No Action with Respect to Collateral” in this Annex B the Junior Priority Secured Parties agree that:

(i) they will not take or cause to be taken any action the purpose or effect of which is, or could be, to give any Junior Priority Secured Party any preference or priority relative to any lien with respect to the Collateral or any part thereof;

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(ii) they will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations, the validity, attachment, perfection or priority of any lien or the validity or enforceability of the priorities, rights or duties established pursuant to the provisions of the Intercreditor Agreement;

(iii) they will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, any sale, transfer or other disposition of the Collateral by any First Lien Secured Party;

(iv) with respect to the Collateral, they shall have no right to (A) direct any First Lien Secured Party to exercise any right, remedy or power or (B) consent to the exercise by any First Lien Secured Party of any right, remedy or power;

(v) they will not object to the forbearance by any First Lien Secured Party from bringing or pursuing any foreclosure proceeding or action nor any other exercise of any rights or remedies relating to the Collateral (but subject to the Junior Secured Parties’ exercise of the foregoing rights or remedies upon the expiration of the Standstill Period) ; and

(vii) they will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement.

The First Lien Secured Parties agree that they will not:

(i) challenge or question in any proceeding the validity or enforceability of any Junior Priority Obligations, the validity, attachment, perfection or priority of any Junior Priority Lien (including any perfection effected by the provisions of the Intercreditor Agreement) or the validity or enforceability of the priorities, rights or duties established pursuant to the provisions of the Intercreditor Agreement; or

(ii) attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement.

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Bankruptcy Provisions:

The Intercreditor Agreement shall include bankruptcy-related rights and obligations, including:

DIP Financing and Use of Cash Collateral. If any Obligor becomes subject to an insolvency proceeding, and if the Controlling First Lien Representative desires to permit (or not object to) the use of cash collateral by any of the Obligors or to permit (or not object to) any Obligor to obtain DIP financing, then the Second Lien Secured Parties and the Third Lien Secured Parties (a) will be deemed to have consented to and will not object to such use of cash collateral or DIP financing or support any other party objecting to use of cash collateral or DIP financing and (b) will be deemed to have subordinated their respective obligations and any adequate protection liens to (i) such DIP financing on the same terms as the First Lien Secured Parties may agree to subordinate the First Lien Obligations to such DIP financing, (ii) any adequate protection provided to the First Lien Secured Parties and (iii) any “carve-out”.

If any Obligor shall become subject to an insolvency proceeding, no Junior Priority Secured Party shall propose, provide, participate in, consent to, or support, or direct any other Junior Priority Secured Party to propose, provide, participate in, consent to, or support any DIP financing or cash collateral use without the written consent of the Controlling First Lien Representative.

Adequate Protection. The Junior Priority Secured Parties may not prosecute in any insolvency proceeding any motion for adequate protection based upon their interest in the Collateral (including for the payment of any post-petition interest), nor contest (i) any request by the First Lien Secured Parties for adequate protection (including for the payment of post-petition interest on the First Lien Obligations) or (ii) any objection by the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Secured Parties claiming a lack of adequate protection; provided, that the Junior Priority Secured parties may seek and receive (1) a replacement lien (or be secured by any replacement lien granted to the First Lien Secured Parties) on the Collateral to secure the Junior Priority Secured Parties with the same priority relative to the First Lien Obligations as existed prior to the commencement of the insolvency proceeding under the Bankruptcy Code; and (2) adequate protection for the Junior Priority Obligations in the form of additional liens on and superpriority claims to post-petition assets to the same extent granted to secure the First Lien Obligations with the same priority relative to the First Lien Obligations as existed prior to the commencement of the insolvency proceeding.

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Section 363 Asset Sales. The Junior Priority Secured Parties will not object to, oppose, or contest (or join with or take any action to support any third party objecting to, opposing, or contesting) (a) a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or similar insolvency law, (b) a motion to approve such sale or other disposition, or (c) the bidding procedures with respect to such sale or other disposition unless the First Lien Secured Parties shall have opposed or objected to such sale or disposition, motion, or bidding procedures; provided, that the liens of the First Lien Secured Parties and the Junior Priority Secured Parties shall attach to the proceeds of any such sale subject to the priorities set forth in the Intercreditor Agreement. The Junior Priority Secured Parties shall consent or direct any other applicable Junior Priority Secured Party to consent to, (a) a sale or other disposition of any Collateral under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or similar insolvency law, (b) a motion to approve such sale or other disposition, and/or (c) the bidding procedures with respect to such sale or other disposition if the First Lien Secured Parties shall have consented to such sale or disposition, motion, or bidding procedures; provided that the liens of the First Lien Secured Parties and the Junior Priority Secured Parties shall attach to the proceeds of any such sale subject to the priorities set forth in the Intercreditor Agreement.

Automatic Stay. Each Junior Priority Secured Party will agree not to (a) seek (or support or consent to any other person seeking) relief from the automatic stay or any other stay in respect of the Collateral in any insolvency proceeding, without the prior written consent of the Controlling First Lien Representative or (b) oppose any request by any First Lien Secured Party to seek relief from the automatic stay in respect of the Collateral in any insolvency proceeding.

Credit Bidding. The Junior Priority Secured Parties may credit bid, or instruct the applicable Junior Priority Representative to credit bid, the Junior Priority Obligations in accordance with section 363(k) of the Bankruptcy Code or any other applicable law, only if the First Lien Obligations are discharged in full in cash in conjunction with any such credit bid, or if the Controlling First Lien Representative consents in writing. The Junior Priority Secured Parties will agree not to object to any credit bid of the First Lien Obligations in accordance with section 363(k) and other applicable law.

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Plans of Reorganization. The Intercreditor Agreement shall provide that because of, among other things, their fundamentally differing rights in the Collateral, the First Lien Obligations and the Junior Priority Obligations are fundamentally different from each other, and the parties intend for the obligations to be separately classified in any plan of reorganization proposed or adopted in an insolvency proceeding (a “Plan”). If it is held that the claims of the First Lien Secured Parties and the Junior Priority Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Priority Secured Parties shall agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral. The Junior Priority Secured Parties shall agree to turn over to the Controlling First Lien Representative, for the benefit of the First Lien Secured Parties, amounts otherwise received or receivable by them to the extent necessary to effectuate the priorities set forth in the Collateral Trust Agreement, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Secured Parties.

Each Junior Priority Secured Party agrees that it shall not object or direct any other Junior Priority Secured Party to object to a Plan on the grounds that the First Lien Obligations and the Junior Priority Obligations are classified separately under any such Plan, and it is the Junior Priority Secured Parties’ intent that the parties be classified separately in any such Plan. Each Junior Priority Secured Party agrees that it will not support or vote to accept a Plan unless such Plan (i) is accepted by the holders of First Lien Obligations in accordance with section 1126(c) of the Bankruptcy Code or (ii) provides for Payment in Full of the First Lien Obligations.

The Controlling First Lien Representative may direct any election under section 1111(b) of the Bankruptcy Code with respect to such class.

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COLLATERAL TRUST AGREEMENT TERMS

Collateral Trust Agreement:	The First Lien Representatives and the Collateral Trustee shall enter into a Collateral Trust Agreement (the “Collateral Trust Agreement”) governing the rights and obligations of the First Lien Secured Parties in respect of the Collateral.

Single Lien:	The Collateral Trustee shall be granted a lien on the Collateral for the benefit of all of the First Lien Secured Parties, subject to the payment priorities, rights and obligations set forth in the Collateral Trust Agreement.

Rights and Remedies with Respect to the Collateral:	The Collateral Trustee, acting at the direction of the Controlling First Lien Representative, shall be entitled to take any Enforcement Action, in such order and such manner as they may determine in their sole discretion.

Priority of Collateral Proceeds and Payments:

Application of Collateral proceeds and other payments or recoveries among the First Lien Secured Parties:

The Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on or distribution on account of, such Collateral upon the exercise of remedies or any transfer or disposition in lieu thereof as a secured party or during an insolvency or bankruptcy proceeding and any other amounts received under any intercreditor agreements and any other payments or recoveries received by or on account of any First Lien Secured Party after the occurrence of an event of default (whether from Collateral proceeds or otherwise) shall be applied by the Collateral Trustee, first, pro rata to the First Out First Lien Obligations until the Payment in Full of the First Out First Lien Obligations, and, second, pro rata to the Second Out First Lien Obligations until the Payment in Full of the Second Out First Lien Obligations.

The foregoing shall apply, notwithstanding the actual date and time of execution, delivery, recordation, filing or perfection of the loan documents, or the lien or priority of payment thereof, and notwithstanding the fact that the First Out First Lien Debt Facilities or any claim for the First Out First Lien Obligations is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy Code.

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Payments Over. Any Collateral or proceeds thereof or other amounts received by any Second Out First Lien Secured Party in connection with the exercise of any right or remedy (including set off, recoupment or credit bid) or in any bankruptcy or insolvency proceeding prior to the Payment in Full of the First Out First Lien Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the Collateral Trustee in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

No Action with Respect to Collateral by Non-Controlling First Lien Secured Parties:

(i) the Non-Controlling First Lien Secured Parties shall not, and shall not direct the Collateral Trustee to, commence any Enforcement Action, it being agreed that only the Collateral Trustee, acting at the direction of the Controlling First Lien Representative, acting in accordance with the applicable loan documents or applicable law, shall be entitled to take any such actions or exercise any such remedies during such time, all in such order and such manner as it may determine in its sole discretion; provided, that the proceeds of any such Enforcement Actions are applied in accordance with the section “Priority of Collateral Proceeds and Payments” under the heading “Collateral Trust Agreement” in this Annex B, provided, further, that the Non-Controlling First Lien Representative may direct the Collateral Trustee to exercise any or all such rights with respect to the Collateral after a period (the “CTA Standstill Period”) of one hundred and eighty (180) consecutive days has elapsed from the date of delivery of written notice to the Controlling First Lien Representative and the Collateral Trustee from the Non-Controlling First Lien Representative acting in accordance with the applicable loan documents stating that an event of default has occurred and is continuing under the applicable loan documents and stating the intention of the requisite Non-Controlling First Lien Secured Parties to exercise their rights to take such actions only so long as the Collateral Trustee at the direction of the Controlling First Lien Representative has not commenced or is not diligently pursuing any Enforcement Actions with respect to a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any bankruptcy, insolvency or liquidation proceeding).

(ii) The Collateral Trustee may take any Enforcement Actions with respect to the Collateral as instructed by the Non-Controlling First Lien Representative acting at the direction of the requisite Non-Controlling First Lien Secured Parties after the termination of the CTA Standstill Period to the extent permitted by clause (i) above. If the Collateral Trustee exercises any rights or remedies with respect to such Collateral in accordance with this provision and thereafter the

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Controlling First Lien Representative directs the Collateral Trustee to commence and diligently pursue the exercise of any of its rights or remedies with respect to a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any bankruptcy, insolvency or liquidation proceeding), the CTA Standstill Period shall recommence and the Non-Controlling First Lien Representative shall rescind any such rights or remedies already exercised with respect to the Collateral.

No Interference Provisions:

The First Lien Secured Parties agree:

(i) they will not take or cause to be taken any action the purpose or effect of which is, or could be, to give any First Lien Secured Party any preference or priority relative to the other First Lien Secured Parties with respect to the Collateral or any part thereof, other than expressly set forth in the Collateral Trust Agreement;

(ii) they will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations, the validity, attachment, perfection or priority of any First Liens with respect to any First Lien Obligation or the validity or enforceability of the priorities, rights or duties established pursuant to the provisions of the Collateral Trust Agreement;

(iii) they will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, any sale, transfer or other disposition of the Collateral by the Collateral Trustee at the direction of the Controlling First Lien Representative;

(iv) with respect to the Collateral, they shall have no right to (A) direct any First Lien Representative or the Collateral Trustee to exercise any right, remedy or power or (B) consent to the exercise by any First Lien Representative or the Collateral Trustee of any right, remedy or power to the extent such First Lien Secured Party is a Non-Controlling First Lien Secured Party;

(v) they will not object to the forbearance by the Controlling First Lien Representative from bringing or pursuing any foreclosure proceeding or action nor any other exercise of any rights or remedies relating to the Collateral; and

(vi) they will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge the enforceability of any provision of the Collateral Trust Agreement.

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Bankruptcy Provisions:[2]

The Collateral Trust Agreement shall include bankruptcy related rights and obligations customary for a “first-out” facility, including:

DIP Financing and Use of Cash Collateral. If any Obligor becomes subject to an insolvency proceeding, and if the Controlling First Lien Representative desires to permit (or not object to) the use of cash collateral by any of the Obligors or to permit (or not object to) any Obligor to obtain DIP financing, then the First Out First Lien Secured Parties and the Second Out First Lien Secured Parties (a) will be deemed to have consented to and will not object to such use of cash collateral or DIP financing or support any other party objecting to use of cash collateral or DIP financing and (b) will be deemed to have subordinated their respective First Lien Obligations and any adequate protection liens to (i) such DIP financing on the same terms as the First Out First Lien Secured Parties may agree to subordinate the First Out First Lien Obligations for which the Controlling First Lien Representative acts as the collateral agent to such DIP financing, (ii) any adequate protection provided to the First Out First Lien Secured Parties and (iii) any “carve-out”.

If any Obligor shall become subject to an insolvency proceeding, no Second Out First Lien Secured Party shall provide or direct any other Second Out First Lien Secured Party to provide or consent to any DIP financing or cash collateral use without the written consent of the Controlling First Lien Representative provided the rights (if any) of any Second Out First Lien Secured Party to provide or direct any other Second Out First Lien Secured Party to provide any junior priority DIP financing shall be set forth in the Definitive Documents (as defined in the Transaction Support Agreement).

Adequate Protection. The Second Out First Lien Secured Parties may not prosecute in any insolvency proceeding any motion for adequate protection based upon their interest in the Collateral (including for the payment of any post-petition interest), nor contest (i) any request by the First Out First Lien

[2]	Bankruptcy Provisions related to rights and obligations of holders of Other First Out First Lien Debt subject to terms of Collateral Trust Agreement.

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Secured Parties for adequate protection (including for the payment of post-petition interest on the First Out First Lien Obligations) or (ii) any objection by the First Out First Lien Secured Parties to any motion, relief, action or proceeding based on the First Out First Lien Secured Parties claiming a lack of adequate protection; provided, that the Second Out First Lien Secured parties may seek and receive (1) a replacement lien (or be secured by any replacement lien granted to the First Out First Lien Secured Parties) on the Collateral to secure the Second Out First Lien Secured Parties with the same priority relative to the First Out First Lien Obligations as existed prior to the commencement of the insolvency proceeding under the Bankruptcy Code; and (2) adequate protection for the Second Out First Lien Obligations in the form of additional liens on and superpriority claims to post-petition assets to the same extent granted as adequate protection for the First Out First Lien Obligations with the same priority relative to the First Out First Lien Obligations as existed prior to the commencement of the insolvency proceeding.

Section 363 Asset Sales. The Second Out First Lien Secured Parties will not object to or contest, a sale or other disposition of any Collateral under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code unless the First Out First Lien Secured Parties shall have opposed or objected to such sale or disposition; provided, that the lien of the Collateral Trustee in favor of the First Out First Lien Secured Parties and the Second Out First Lien Secured Parties shall attach to the proceeds of the sale subject to the priorities set forth in the Collateral Trust Agreement. To the extent required by any court in an insolvency proceeding, the Second Out First Lien Secured Parties shall consent or direct any other applicable Second Out First Lien Secured Party to consent to, a sale or other disposition of any Collateral under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the First Out First Lien Secured Parties shall have consented to such sale or disposition; provided that the lien of the Collateral Trustee in favor of the First Out First Lien Secured Parties and the Second Out First Lien Secured Parties shall attach to the proceeds of the sale subject to the priorities set forth in the Collateral Trust Agreement.

Automatic Stay. Each Second Out First Lien Secured Party will agree not to (a) seek (or support or consent to any other person seeking) relief from the automatic stay or any other stay in respect of the Collateral in any insolvency proceeding, without the prior written consent of the Controlling First Lien Representative or (b) oppose any request by any First Out First Lien Secured Party to seek relief from the automatic stay in respect of the Collateral in any insolvency proceeding.

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Credit Bidding. The Second Out First Lien Secured Parties may credit bid, or instruct the Collateral Trustee to credit bid, the Second Out First Lien Obligations in accordance with section 363(k) of the Bankruptcy Code or any other applicable law, only if the First Out First Lien Obligations are discharged in full in cash in conjunction with any such credit bid, or if the Controlling First Lien Representative consents in writing. The Second Out First Lien Secured Parties agree not to object to any credit bid of the First Out First Lien Obligations in accordance with section 363(k) and other applicable law.

Plans of Reorganization. The Collateral Trust Agreement shall provide that because of, among other things, their fundamentally differing rights in the Collateral, the First Out First Lien Obligations and the Second Out First Lien Obligations are fundamentally different from each other and the parties intend for the obligations to be separately classified in any plan of reorganization proposed or adopted in an insolvency proceeding (a “Plan”). If it is held that the claims of the First Out First Lien Secured Parties and the Second Out First Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Out First Lien Secured Parties shall agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral. The Second Out First Lien Secured Parties shall agree to turn over to the Controlling First Lien Representative, for the benefit of the First Out First Lien Secured Parties, amounts otherwise received or receivable by them to the extent necessary to effectuate the priorities set forth in the Collateral Trust Agreement, even if such turnover has the effect of reducing the claim or recovery of the Second Out First Lien Secured Parties.

Each Second Out First Lien Secured Party agrees that it shall not object or direct any other Second Out First Lien Secured Party to object to a Plan on the grounds that the First Out First Lien Obligations and the Second Out First Lien Obligations are classified separately under any such Plan, and it is the Second Out First Lien Secured Parties’ intent that the parties be classified separately in any such Plan. Each Second Out

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First Lien Secured Party agrees that it will not support or vote to accept a Plan unless such Plan (i) is accepted by the holders of First Out First Lien Obligations in accordance with section 1126(c) of the Bankruptcy Code, (ii) provides for Payment in Full of the First Out First Lien Obligations or (iii) provides for retention of the liens on the Collateral by the First Out First Lien Secured Parties and the Second Out First Lien Secured Parties with the same priorities and rights as set forth in the Collateral Trust Agreement.

The Collateral Trust Agreement shall further provide that because of, among other things, their fundamentally differing rights in the Collateral, the obligations pursuant to the First Out First Lien RCF, the Other First Out First Lien Debt and the TLB-5 are fundamentally different from each other and the parties intend for the obligations to be separately classified in any Plan.

The Controlling First Lien Representative may direct any election under section 1111(b) of the Bankruptcy Code with respect to such class.

Rights of Non-Controlling First Lien Secured Parties:	Each of the Non-Controlling First Lien Secured Parties may (1) file a claim or statement of interest with respect to its obligations, (2) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the First Lien Secured Parties including any claims secured by the Collateral, if any, (3) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions with respect to the Collateral or (4) exercise any rights or remedies, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under bankruptcy or applicable non-bankruptcy law, in each case, so long as such actions would not conflict with an express agreement contained in the provisions of the Collateral Trust Agreement.

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Certain Defined Terms

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Collateral” shall mean the present and future assets of the Loan Parties that secure or purport to secure the First Lien Obligations, the Second Lien Obligations or the Third Lien Obligations.

“Collateral Trustee” shall mean an institution selected by the First Lien Representatives to act as a collateral trustee that is reasonably satisfactory to STG (together with any successor and any sub-collateral agent or trustee).

“Controlling First Lien Representative” shall mean, (i) until the obligations pursuant to the First Out First Lien RCF and TLB-5 (if any) are paid in full in cash, all letters of credit are collateralized and the termination of all commitments under the First Out First Lien RCF (a “First Out First Lien RCF/TLB-5 Payoff Event”), the First Lien Representative for the First Out First Lien RCF and TLB-5 acting at the direction of holders of more than 50% of the aggregate credit exposure (including commitments and unfunded LCs) of the First Out First Lien RCF and TLB-5 (if any)3, voting as a class, (ii) following a First Out First Lien RCF/TLB-5 Payoff Event, the First Lien Representative for the First Out First Lien Debt Facility with the largest principal amount outstanding after the date of the First Out First Lien RCF/TLB-5 Payoff Event acting at the direction of the requisite holders of such First Out First Lien Debt Facility and (iii) following the Payment in Full of the First Out First Lien Obligations, the First Lien Representative for the Second Out First Lien Debt Facility with the largest principal amount outstanding as after the date of the Payment in Full of the First Out First Lien Obligations acting at the direction of the requisite holders of such Second Out First Lien Debt Facility.

“First Lien Debt Facilities” shall mean the First Out First Lien Debt Facilities and the Second Out First Lien Debt Facilities.

“First Lien Representatives” shall mean the respective agents, trustees or other representative under the applicable First Lien Debt Facilities.

“Junior Priority Debt Facilities” shall mean the Second Lien Debt Facilities and the Third Lien Debt Facilities.

“Junior Priority Lenders” shall mean lenders or beneficial noteholders under a Junior Priority Debt Facility, as applicable.

[3]

The credit agreement governing the First Out First Lien RCF and the TLB-5 shall provide that the consent to a priming or pari passu DIP facility shall also require the consent of the holders of the First Out First Lien RCF holding a majority of credit exposure under the First Out First Lien RCF unless such DIP facility is offered to all holders of the First Out First Lien RCF and TLB-5 on a ratable basis (including as to economics and roll-up).

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“Junior Priority Liens” shall mean the Second Liens and the Third Liens, as applicable.

“Junior Priority Obligations” shall mean the Second Lien Obligations and the Third Lien Obligations.

“Junior Priority Representatives” shall mean the respective agents, trustees or other representatives under the Second Lien Debt Facilities and the Third Lien Debt Facilities, as applicable.

“Junior Priority Secured Parties” shall mean the Second Lien Secured Parties and the Third Lien Secured Parties.

“Non-Controlling First Lien Secured Parties” shall mean, at any date, (A) if the agent or other representative under the First Out First Lien RCF and TLB-5 is serving as the Controlling First Lien Representative on such date, the other First Out First Lien Secured Parties and the Second Out First Lien Secured Parties and (B) if the agent or other representative under a First Out First Lien Debt Facility other than the First Out First Lien RCF and TLB-5 is serving as the Controlling First Lien Representative on such date, the other First Out First Lien Secured Parties and the Second Out First Lien Secured Parties.

“Non-Controlling First Lien Representatives” shall mean, at any date, the First Lien Representatives, other than the Controlling First Lien Representative.

“Obligors” shall mean, collectively, STG and STG affiliates that are Guarantors, or who become guarantors under the First Out First Lien Debt Facilities, Second Out First Lien Debt Facilities, Second Lien Debt Facilities and the Third Lien Debt Facilities.

“Payment in Full of the First Lien Obligations” shall mean the occurrence of the Payment in Full of the First Out First Lien Obligations and the Payment in Full of the Second Out First Lien Obligations.

“Payment in Full of the First Out First Lien Obligations” shall mean the payment in full in cash of all obligations under and termination of all commitments under the First Out First Lien Debt Facilities.

“Payment in Full of the Second Lien Obligations” shall mean the payment in full in cash of all obligations under and termination of all commitments under the Second Lien Debt Facilities.

“Payment in Full of the Second Out First Lien Obligations” shall mean the payment in full in cash of all obligations under and termination of all commitments under the Second Out First Lien Debt Facilities.

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